UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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CROWN HOLDINGS, INC.
(Name of registrant as specified in its charter)

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Crown Holdings, Inc.

770 Township Line Road

Yardley, Pennsylvania 19067

________________________

NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS

________________________

Date:	April 28, 2022

Time:	9:30 a.m. Eastern Time

Place:	Company’s Corporate Headquarters
770 Township Line Road
Yardley, PA 19067

Agenda:	•	Election of Directors
	•	Ratification of appointment of independent auditors for the fiscal year ending December 31, 2022.
	•	Advisory vote on a resolution to approve executive compensation for the Named Executive Officers as disclosed in this Proxy Statement
	•	Adoption of 2022 Stock-Based Incentive Compensation Plan
	•	If properly presented, consideration of a Shareholder proposal requesting the Board of Directors to adopt shareholder special meeting rights
	•	Such other business as may properly come before the Annual Meeting

Only Shareholders of Common Stock of record as of the close of business on March 8, 2022, the record date for the Annual Meeting, will be entitled to vote.

By Order of the Board of Directors

ADAM J. DICKSTEIN
Corporate Secretary
Yardley, Pennsylvania
March 21, 2022

NOTE:	PROOF OF COVID-19 VACCINATION WILL BE REQUIRED TO ATTEND THE ANNUAL MEETING THIS YEAR. PLEASE GO TO WWW.CROWNCORK.COM/INVESTORS/PROXY-ONLINE FOR FURTHER DETAILS.

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to be Held on April 28, 2022:

The Proxy Statement and Proxy Card relating to the Annual Meeting of Shareholders and the Annual Report to Shareholders are available at

www.crowncork.com/investors/proxy-online

TABLE OF CONTENTS

2021 Proxy Statement Summary	1

Questions & Answers about the 2020 Annual Meeting	12

Proposal 1: Election of Directors	18

Director Compensation	22

Common Stock Ownership of Certain Beneficial Owners, Directors and Executive Officers	24

Corporate Governance	26

Compensation Discussion and Analysis	32

2020 Say-On-Pay Vote Results	32
At-Risk Compensation	33
Pay-for-Performance Alignment - Performance-Based Shares	34
Role of the Compensation Committee	34
Compensation Philosophy and Objectives	34
Committee Process	35
Role of Executive Officers in Compensation Decisions	35
Executive Compensation Consultant	36
Use of Benchmarking	36
Peer Group Composition	35
Compensation Strategy for CEO	37
Compensation Strategy for NEOs other than the CEO	38
Components of Compensation	38
Base Salary	38
Annual Incentive Bonus	39
Long-Term Equity Incentives	42
Retirement Benefits	46
Perquisites	47
Severance	47
Tax Deductibility of Executive Compensation	47

Compensation Committee Report	47

Executive Compensation	48
Summary Compensation Table	48
Grants of Plan-Based Awards	50
Outstanding Equity Awards at Fiscal Year-End	52
Option Exercises and Stock Vested	54
Pension Benefits	55
Employment Agreements and Potential Payments upon Termination	56
Pay Ratio Disclosure	59

Principal Accountant Fees and Services	60

Audit Committee Report	61

Proposal 2: Ratification of Appointment of Independent Auditors	62

Proposal 3: Advisory Vote to Approve Executive Compensation	63

Proposal 4: Adoption of the 2022 Stock-Based Incentive Compensation Plan	64

Proposal 5: Consideration of Shareholder Proposal Regarding Special Meeting Rights	75

Other Matters	77

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2022 PROXY STATEMENT SUMMARY

This is a summary only and does not contain all the information that you should consider. We urge you to carefully read the entire Proxy Statement before voting.

Crown Holdings, Inc. – 2022 Annual Meeting

Time and Date:	9:30 a.m. local time, April 28, 2022

Place:	770 Township Line Road
Yardley, Pennsylvania

Record Date:	March 8, 2022. Only Shareholders of record of the Company’s Common Stock at the close of business on the Record Date will be entitled to vote at the Annual Meeting.

2022 Annual Meeting Proposals

Agenda Item	Board Recommendation	Page
1. Election of Directors	FOR EACH DIRECTOR NOMINEE	18
2. Ratification of appointment of Independent Auditors	FOR	62
3. Advisory vote to approve executive compensation	FOR	63
4. Adoption of 2022 Stock-Based Incentive Compensation Plan	FOR	64
5. Consideration of Shareholder proposal re: special meeting rights	FOR	75

How to Cast Your Vote

You can vote by any of the following methods:

Internet	Phone	Mail	In Person

www.proxypush.com/cck Deadline for voting online is 11:59 p.m. (ET) on April 27, 2022.	1-866-883-3382 Deadline for voting by phone is 11:59 p.m. (ET) on April 27, 2022.	Mark, sign and date your proxy card and return it in the postage-paid envelope provided. Your proxy card must be received before the Annual Meeting.	For instructions on attending the Annual Meeting, please see “Questions and Answers about the 2022 Annual Meeting” on page 12.

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Proposal 1 – Election of Directors

There are ten nominees for election to the Board of Directors. All of the nominees currently serve on the Board. Six of the Company’s independent Directors have joined the Board in the last five years as a result of a Board refreshment process where Director candidates were identified through Board, Shareholder and third-party search firm input. Our Board refreshment strategy has further strengthened and diversified the skills and experiences of the Board. Each Director nominee is listed below, and you can find additional information about each nominee under Proposal 1: Election of Directors, beginning on page 18.

		Director		Committee Memberships
Name and Primary Occupation	Age	Since	Independent	A	C	E	NCG
Timothy J. Donahue President and Chief Executive Officer of the Company	59	2015	No			✓
Richard H. Fearon Former Vice Chairman and Chief Financial and Planning Officer of Eaton Corporation	65	2019	Yes	✓			✓
Andrea J. Funk Executive Vice President and Chief Financial Officer of EnerSys[1]	52	2017	Yes	✓	✓
Stephen J. Hagge Former President and Chief Executive Officer of AptarGroup	70	2019	Yes		Chair	✓	✓
James H. Miller Former Chairman and Chief Executive Officer of PPL Corporation	73	2010	Yes		✓	✓	Chair
Josef M. Müller Former Chairman and Chief Executive Officer of Nestlé in the Greater China Region	74	2011	Yes	✓	✓
B. Craig Owens Former Chief Financial Officer and Chief Administrative Officer of Campbell Soup Company	67	2019	Yes	Chair		✓
Caesar F. Sweitzer Former Senior Advisor and Managing Director of Citigroup Global Markets	71	2014	Yes	✓		✓	✓
Marsha C. Williams Former Senior Vice President and Chief Financial Officer of Orbitz Worldwide	71	2022	Yes		✓
Dwayne A. Wilson Former Senior Vice President of Fluor Corporation	63	2020	Yes	✓

A: Audit Committee   C: Compensation Committee   E: Executive Committee   NCG: Nominating and Corporate Governance Committee

The Board’s current Chairman, John Conway, will retire this year. The Board intends to elect Mr. Timothy Donahue as its Chairman immediately following the Annual Meeting. James Miller remains the Board’s Independent Lead Director. See the section below titled “Corporate Governance: Board Leadership and Risk Oversight” for a summary of the duties of our Independent Lead Director.

1 Ms. Funk will be promoted to this position effective April 1, 2022.

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Director Tenure
Less than 6 years	6 – 10 years	More than 10 years

Ongoing Board Refreshment – six new Directors in five years

Board Independence and Diversity
Board Diversity • Two female Directors • One African American Director • One non-U.S. citizen Director

The ten Director nominees standing for reelection to the Board have diverse backgrounds, skills and experiences. We believe their varied backgrounds contribute to an effective and well-balanced Board that is able to provide valuable insight to, and effective oversight of, our senior executive team.

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Governance Best Practices

The Board of Directors is committed to implementing and maintaining strong corporate governance practices. The Board continually adopts emerging best practices in governance that enhance the effectiveness of the Board and our management and that serve the best interests of the Company’s Shareholders. The Corporate Governance section beginning on page 26 describes our governance framework. We call your attention to the following best practices.

✓   Annual election of all Directors

✓   Resignation policy applicable to Directors who do not receive a majority of votes cast in uncontested elections

✓   Mandatory retirement policy for Directors

✓   Proxy access

✓   Active outreach and engagement with Shareholders throughout the year

✓   Overboarding limits

✓   Robust Board refreshment with six new independent Directors joining the Board in the last five years

✓   9 of 10 Directors independent – all key committees consisting solely of independent Directors

✓   Independent Lead Director with broad authority

✓   Executive sessions of independent Directors held regularly

✓   Annual review of Committee charters and Corporate Governance Guidelines

✓   Robust stock ownership guidelines for Directors and Named Executive Officers

✓   Prohibition on all pledging and hedging of the Company’s stock by Directors, Officers and other insiders

✓   Annual Say-on-Pay vote

✓   Code of Business Conduct and Ethics that applies to Directors and employees

✓   No supermajority voting requirement to amend By-Laws

✓   No poison pill

✓   Oversight of sustainability/environmental, social and governance (“ESG”) policy matters assigned to Nominating and Corporate Governance Committee and oversight of ESG disclosures and reporting assigned to Audit Committee

✓   Integration of Diversity and Inclusion in the Company’s Sustainability program, overseen by the Nominating and Corporate Governance Committee

✓   Board oversight of cybersecurity

Shareholder Engagement

The Company has developed a multi-platform Shareholder engagement program that results in active dialogue with both current and prospective Shareholders all over the world.  Major elements of the program include individual or group investor meetings, scheduled teleconferences, participation in sponsored institutional investor conferences, investor day presentations and investor visits to Company manufacturing or administrative facilities.  Subjects of discussion at these events include long-term strategy, financial information, recent and pending acquisitions and divestitures, major trends and issues affecting the Company’s businesses, industry dynamics, executive compensation, sustainability and corporate governance, among other matters.  In addition, since the November 2019 announcement of our ongoing Board-led review of our portfolio and capital allocation/return and our continuing Board refreshment process, our Shareholder engagement has included the receipt of Shareholder perspectives on our businesses and capital allocation as well as our Board composition.  During last year’s engagement cycle we estimate that we had personal contact with investors owning well over 50% of the Company’s outstanding shares.

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Sustainability – Environmental and Social Responsibility

Sustainability is integral to the Company’s business strategy. The Company’s Nominating and Corporate Governance Committee has general oversight of the Company’s sustainability efforts pursuant to its Committee charter and the Audit Committee oversees ESG disclosures and reporting as set forth in its charter. We manage our business with ESG woven throughout our strategy – focusing on our people, our supply chain and our use of natural resources. This focus has enabled us to reduce our overall energy and water consumption and our overall carbon footprint, even as demand for our packaging products has continued to increase and we have grown our operational footprint to support customer demand. Our focus on sustainability is aided by the strong circularity and recyclability credentials of aluminum and steel - our primary raw materials for our metal packaging products which can be infinitely recycled with no loss of physical properties. These natural elements maintain their properties forever, making metal a key contributor to the circular economy. This reuse into new containers or other metal products saves raw materials and energy and reduces CO2 emissions. Most of the products made by our Transit Packaging Division use a high-degree of recycled content and many use 100% recycled content. In fact, we recycle millions of pounds of PET bottles to make plastic strapping.

The Company issued its most recent full Sustainability Report in February 2020. The report uses the Global Reporting Initiative’s G4 guidelines and is available in full at 2019sustainability.crowncork.com. The Company issued an Interim Sustainability Report, published in May 2021, which reported on the achievement of our 2020 sustainability goals. Specifically, the Company established a goal to reduce energy consumption by 5% per billion standard units of production (our unit of measure for metal packaging defined in the report) from 2015 levels by the end of 2020. The Company exceeded this goal, reducing energy consumption by 5.1% per billion standard units for metal packaging. Additionally, the Company established a goal to reduce Scope 1 and Scope 2 greenhouse gas emissions by 10% per billion standard units of production from 2015 levels by the end of 2020. We exceeded this goal by the end of 2019, with greenhouse gas emissions reduced by 24.1% per billion standard units. Absolute greenhouse gas emissions decreased through this period by over 13.7%, even as production increased by 13.7%.

The Company’s next Sustainability Report will be published in the Spring/Summer of 2022 and will report on progress toward meeting the targets established in 2020 as part of the Company’s Twentyby30 program. This ambitious and aggressive program commits to twenty measurable goals to be achieved by 2030 or sooner and is available at www.crowncork.com/sustainability/twentyby30-overview. The Sustainability Report will be issued annually henceforth.

Some highlights from our recent sustainability engagements are as follows:

•	ESG ratings provider Sustainalytics ranked Crown in the top position for mitigating ESG risk within the metal and glass packaging sector for the second consecutive year. Sustainalytics also advanced Crown to the Negligible Risk category, a designation achieved by only 1% of the more than 12,000 global companies reviewed.
•	Crown’s North American Beverage Packaging business ranked within the U.S. Environmental Protection Agency’s (EPA) Top 25 Green Power Partners from the Fortune 500 list for demonstrating a commitment to advancing the green power market.
•	Crown was named to the 100 Best Corporate Citizens of 2021 list by 3BL Media, headlined by its strong performance in the Climate Change pillar, within which it ranked in the top ten.
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•	Crown participates in the climate change and water program of CDP (formerly known as the Carbon Disclosure Project) to further increase transparency with customers and other important stakeholders. In 2021, Crown received an “A-” for its CDP Climate response and our last several annual submissions have also received high rankings, placing us in the “Leadership” and “Management” tiers. The “A-” ranking positioned Crown ahead of the global average, the North American regional average and our industry peer group. Crown consistently scores as one of the highest companies in the packaging sector in CDP’s ranking.
•	For 2021, Crown achieved a top score for CDP Supplier Engagement, scoring in the top 5% of over 11,000 companies reporting to CDP. The supplier engagement score rates how effectively companies engage in governance, climate action targets, scope 3 emissions, and value chain engagement in the CDP climate change questionnaire.

The Company has taken many additional steps in its sustainability efforts, including the following:

•	The Company reported under the Sustainability Accounting Standards Board (SASB) methodology in its Interim Sustainability Report published in May 2021.

•	The Company expects to make disclosures in line with the Task Force on Climate-Related Financial Disclosures (TCFD) framework in its next Sustainability Report, which will be published in the Spring/Summer of 2022.

•	The Company committed to The Climate Pledge, targeting to achieve Net Zero carbon emissions by 2040, a full ten years ahead of The Paris Agreement goals.

•	The Company’s commitment to The Climate Pledge accelerated its existing RE100 goals, with a new target of achieving 100% renewable electricity by 2040, a full ten years sooner than what we previously committed.

•	In 2021, the Company joined The Ellen MacArthur Foundation, a world-renowned non-profit organization whose purpose is to accelerate the global transition to a circular economy. The Foundation is well-regarded as a global thought leader, fixing the establishment of a circular economy on the agenda of decision makers across business, government and academia.

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Proposal 2 – Ratification of Appointment of Independent Auditors

As a matter of good corporate governance, we are asking you to ratify the selection by the Audit Committee of PricewaterhouseCoopers LLP (“PwC”) as our independent auditors for 2022. The following table summarizes the fees PwC billed to the Company for 2021.

Audit Fees	Audit-Related Fees	Tax Compliance Fees	Tax Advisory Services Fees	All Other Fees
$8,256,000	$2,685,000	$256,000	$1,421,000	$81,000

Additional information in the section titled “Principal Accountant Fees and Services” and the Audit Committee Report may be found on pages 60 and 61.

Proposal 3 – Advisory Vote to Approve Executive Compensation

At the 2021 Annual Meeting, the Say-on-Pay resolution with respect to Named Executive Officer (“NEO”) compensation received a favorable vote of over 93%. Accordingly, the general approach to the compensation of our NEOs, including the Chief Executive Officer (“CEO”), remained largely unchanged. See Compensation and Discussion Analysis (“CD&A”) that begins on page 32. Below is a summary of the CEO’s compensation for 2019, 2020 and 2021. Compensation of Mr. Donahue and the other NEOs is more fully described in the Summary Compensation Table on page 48.

Name and Position	Year	Salary	Grant Date Projected Value of Unvested Restricted Stock Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value	All Other Compensation	Total Compensation	Total Compensation Net of Certain Retirement-Related Benefits
Timothy Donahue President and Chief Executive Officer	2021	$1,260,000	$6,368,770	$3,024,000	$1,106,979	$ 55,316	$11,815,065	$10,657,045
	2020	1,200,000	6,239,951	2,880,000	5,714,297	1,486,791	17,521,039	10,324,226
	2019	1,155,000	6,005,970	1,711,710	4,056,957	1,081,053	14,010,690	8,876,880

The last column above shows Total Compensation net of certain retirement-related benefits (i.e., the Change in Pension Value column and certain retirement-related elements of All Other Compensation). The lump-sum present value calculations required to be included for all of our NEOs in this Proxy Statement for certain components of Total Compensation are affected strongly by interest rates. Future changes in interest rates could cause significant changes in the lump-sum value of such benefits. See page 55, footnote 4, for more information about interest rate sensitivity. Note also that not all of the pension benefits payable to our NEOs will be paid in a lump sum.

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Pay-for-Performance Alignment – Performance-Based Shares

The Company has developed an executive compensation program that is ownership-oriented and that rewards the attainment of specific annual and long-term goals that will result in improvement in shareholder value. Approximately two-thirds of our NEOs’ share awards are performance-based. Beginning with 2017 grants, which vested in early 2020, vesting is based on two performance metrics: the Company’s relative total shareholder return (“TSR”) against a peer group (the Dow Jones U.S. Containers & Packaging Index) and the Company’s return on invested capital (“ROIC”).

Based on the Company’s over-performance for the measurement periods related to the vesting of performance-based shares in 2020, 2021 and 2022, the Company’s NEOs, including the CEO, received awards that were 21.3%, 48.5% and 62.6% above target. Based on the Company’s under-performance for the measurement periods related to the vesting of performance-based shares in 2018 and 2019, the Company’s NEOs, including the CEO, forfeited 100% of the targeted vestings of performance-based shares. The Committee views these outcomes as demonstrative of the Company’s “pay-for-performance” philosophy.

8

Elements of Total Direct Compensation

The allocation of 2021 total direct compensation for our CEO and for our other NEOs among the various components of compensation is set forth in the following charts that highlight the Company’s emphasis on “at risk” and equity-based compensation.

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Executive Compensation Best Practices

WHAT WE DO
✓	Benchmark our NEOs’ total direct compensation at the 50th percentile of our peer group
✓	Review pay and performance alignment annually
✓	Target and provide a majority of the direct compensation paid to our NEOs in performance-based compensation
✓	Allocate approximately two-thirds of compensation under the Company’s long-term incentive plan to performance-based share awards and approximately one-third to time-based share awards
✓	Vest performance-based shares on the basis of two metrics (relative total shareholder return and return on invested capital)
✓	Base payouts under the Company’s Annual Incentive Bonus Plan on the achievement of specified levels of economic profit and modified operating cash flow
✓	Maintain stock ownership and holding period requirements for our NEOs
✓	Recoup (“Clawback”) non-equity incentive bonus payments and performance-based equity awards from NEOs in the event of certain acts of misconduct
✓	Engage an independent compensation consultant for our Compensation Committee
✓	Annually review the independence of the compensation consultant retained by the Compensation Committee
✓	Utilize tally sheets to review total compensation, compensation mix, internal pay equity, payouts under certain potential termination scenarios and the aggregate value of retirement benefits and interest rate sensitivity of retirement benefits
✓	Hold annual Say-on-Pay votes
WHAT WE DON’T DO
✗	Allow carry-forward or banking of economic profit or modified operating cash flow achievement in the Company’s Annual Incentive Bonus Plan
✗	Use subjective individual qualitative factors in determining executives’ annual bonuses
✗	Include any tax gross-up provisions in our executive employment agreements
✗	Provide excessive perquisites
✗	Permit any form of hedging or pledging of Company stock

Please read the CD&A, beginning on page 32, for a more detailed description of the Company’s executive compensation program.

10

Proposal 4 – Adoption of 2022 Stock-Based Incentive Compensation Plan

The Board of Directors has adopted, and recommends that the Shareholders approve, the Crown Holdings, Inc. 2022 Stock-Based Incentive Compensation Plan (the “Stock Plan”). The general purpose of the Stock Plan is to assist the Company, its subsidiaries and affiliates in attracting and retaining management employees and independent Directors by offering them a greater stake in the Company’s success and a closer identity with it and by encouraging ownership of the Company’s stock by such employees and independent Directors. The Stock Plan will accomplish these goals by allowing eligible employees of the Company, its subsidiaries and affiliates to receive awards of deferred stock, restricted stock, stock options or stock appreciation rights. The Company’s independent Directors also are eligible for these awards, but the Company intends that the Stock Plan will continue the current practice of providing our independent Directors an annual grant of unrestricted stock. The persons eligible to participate in the Stock Plan include our independent Directors and any employee of the Company, its subsidiaries or affiliates (including any Director of the Company who is an employee).

Proposal 5 – Consideration of Shareholder Special Meeting Rights

Mr. John Chevedden has advised he intends to present a Shareholder proposal requesting the Board of Directors to amend the governing documents to give the owners of a combined 25% of the Company’s outstanding Common Stock the power to call a special Shareholder meeting.

The Board has carefully considered this Shareholder proposal and recommends that you vote FOR Proposal 5.

11

QUESTIONS & ANSWERS ABOUT THE 2022 ANNUAL MEETING

Why am I receiving these materials?

The Company is providing you this Proxy Statement, the accompanying Proxy Card and a copy of our Annual Report for the year ended December 31, 2021, containing audited financial statements, in connection with our Annual Meeting of Shareholders or any adjournments or postponements of the Annual Meeting. The Meeting will be held on April 28, 2022 at 9:30 a.m. local time at the Company’s Corporate Headquarters located at 770 Township Line Road, Yardley, Pennsylvania. As a Shareholder of the Company, you are cordially invited to attend the Annual Meeting and are entitled and requested to vote on the matters described in this Proxy Statement. The accompanying Proxy is solicited on behalf of the Board of Directors of the Company. We are mailing this Proxy Statement and the accompanying Proxy Card and Annual Report to our Shareholders on or about March 21, 2022.

What is a Proxy?

A Proxy is your legal designation of another person to vote the shares that you own in accordance with your instructions. The person you appoint to vote your shares is called a Proxy Holder. On the Proxy Card you will find the names of the persons designated by the Company to act as Proxy Holders to vote your shares at the Annual Meeting. The Board is asking you to allow any of the persons named as Proxy Holders on the Proxy Card (all of whom are Officers of the Company) to vote your shares at the Annual Meeting. The Proxy Holders must vote your shares in the manner you instruct.

Who is entitled to vote?

Only Shareholders as of the close of business on March 8, 2022 (“Record Date”) are entitled to receive notice of, to attend and to vote at the Annual

Meeting or any adjournment or postponement of the Annual Meeting. Each Shareholder has one vote per share on all matters to be voted on. As of the Record Date, there were 123,595,668 shares of Common Stock outstanding.

What is the difference between a “record owner” and a “beneficial owner”?

Record Owners: If your shares are registered directly in your name with EQ Shareowner Services, the Company’s stock transfer agent, you are considered the “Shareholder of record” or “record owner” with respect to those shares. You vote your shares directly and may vote at the Annual Meeting with no prior authorizations required.

Beneficial Owners: If your shares are held in an account at a brokerage firm, bank or trust as custodian on your behalf, you are considered the “beneficial owner” of those shares. Your shares are registered on the Company’s books in the name of the brokerage firm, bank or trust, or its nominee. Shares held in this manner are commonly referred to as being held in “street name.” As the beneficial owner of the shares, you have the right to direct your broker, bank or trustee how to vote your shares by using the voting instruction form sent to you along with this Proxy Statement. You also are invited to attend the Annual Meeting. However, because a beneficial owner is not the Shareholder of record, you may not vote these shares in person at the Annual Meeting, or participate in the Annual Meeting, unless you obtain a legal proxy from the broker, bank or trust who is the Shareholder of record, or holds a legal proxy from the Shareholder of record, giving you the right to vote the shares at the Annual Meeting.

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What proposals will be voted on at the Annual Meeting?

Shareholders will vote on five proposals at the Annual Meeting:

•	the election of Directors
•	the ratification of the appointment of the Company’s independent auditors for the fiscal year ending December 31, 2022
•	the “Say-on-Pay” vote
•	adoption of the 2022 Stock-Based Incentive Compensation Plan
•	if properly presented, a Shareholder proposal requesting the Board to adopt shareholder special meeting rights

The Company also will consider any other business that properly comes before the Annual Meeting in accordance with Pennsylvania law and the Company’s By-Laws.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote your shares:

•	“FOR” each of the nominees for election to the Board
•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2022
•	“FOR” the advisory resolution to approve the compensation of the Named Executive Officers as disclosed in this Proxy Statement
•	“FOR” the adoption of 2022 Stock-Based Incentive Compensation Plan
•	“FOR” the adoption of shareholder special meeting rights

What happens if additional matters are presented at the Annual Meeting?

Other than the items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a Proxy to the Proxy Holders named on the Proxy Card, they will have the discretion to vote your shares in their best judgment with respect to any additional matters properly brought before the Annual Meeting in accordance with Pennsylvania law and the Company’s By-Laws. Also, if for any reason any of our nominees are not available as candidates for Director, the Proxy Holders will vote the Proxies for any other candidate or candidates who may be nominated by the Board.

How do I vote my shares?

You may vote your shares by Proxy or in person.

You may vote by Proxy:

•	by the Internet, at the web address provided on page 1 of this Proxy Statement or on your Proxy Card or voting instruction form; or
•	by telephone, using the toll-free number listed on page 1 of this Proxy Statement or on your Proxy Card or voting instruction form; or
•	by mail, by marking, signing, dating and mailing your Proxy Card or voting instruction form and returning it in the envelope provided. If you return your signed Proxy Card or voting instruction form but do not mark the boxes showing how you wish to vote, your shares will be voted FOR Proposals 1 through 5; or

You may vote in person:

•	with no prior authorization, if you are a record owner;
•	with a legal proxy from the brokerage firm, bank or trust that holds your shares in street name, if you are a beneficial owner.
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The deadline for voting by telephone or electronically through the Internet is 11:59 p.m. Eastern Time, April 27, 2022.

Will my shares be voted if I do not provide my Proxy?

It depends on whether you are a record owner or beneficial owner. If you are a record owner, your shares will NOT be voted unless you provide a Proxy or vote in person at the Annual Meeting. For beneficial owners who hold shares in street name through brokerage firms, those firms generally have the authority to vote their clients’ unvoted shares in their discretion on certain routine matters. For example, if you are a beneficial owner and you do not provide voting instructions, your brokerage firm may vote your shares with respect to the ratification of the appointment of independent auditors (Proposal 2), as this matter is considered routine under the applicable New York Stock Exchange (“NYSE”) rules. All other matters to be voted on at this year’s Annual Meeting are not considered routine, and your broker cannot vote your shares on those non-routine matters without your instruction (“broker non-votes”).

Beneficial Owners: The Company urges you to instruct your broker, bank or trust on how to vote your shares.

What constitutes a quorum?

The presence, in person or by Proxy, of Shareholders entitled to cast a majority of votes will be necessary to constitute a quorum for the transaction of business at the Annual Meeting. WITHHOLD votes with respect to Director nominees and abstain votes will be counted in determining the presence of a quorum as well as shares subject to broker non-votes if the broker votes the shares on a routine matter, such as the ratification of the appointment of the Company’s independent auditors (Proposal 2). Under Pennsylvania law and the Company’s By-Laws, ABSTAIN votes and broker non-votes are not considered to be “votes cast” and, therefore, although they will be counted for purposes of determining a quorum, they will not be given effect either as FOR or WITHHOLD / AGAINST votes.

What vote is needed for the election of Directors, and what is the policy with respect to the resignation of Directors who do not receive a majority of the votes?

With regard to Proposal 1, Shareholders may vote FOR or WITHHOLD with respect to the election of Directors. Directors are elected by a plurality of the votes cast, in person or by Proxy, subject to the Company’s By-Law provision described below. The Company’s By-Laws set forth the procedures if a Director nominee does not receive at least a majority of votes cast in an uncontested election of Directors where a quorum is present. In an uncontested election, an incumbent Director nominee who receives the support of less than a majority of the votes cast at an Annual Meeting, although deemed to have been elected to the Board by plurality vote, must promptly tender his or her resignation to the Board. In an uncontested election, if a nominee who is not an incumbent does not receive the vote of at least a majority of the votes cast, the nominee will be deemed to have been elected to the Board by plurality vote and to have immediately resigned.

For this purpose, “majority of votes cast” means the number of shares voted FOR a Director’s election exceeds 50% of the total number of votes cast with respect to the Director’s election. “Votes cast” includes only FOR and WITHHOLD votes. Under Pennsylvania law and the Company’s By-Laws, broker non-votes are not considered to be “votes” and, therefore, will not be given effect either as FOR or WITHHOLD votes in the context of Proposal 1.

The Nominating and Corporate Governance Committee will evaluate the tendered resignation of an incumbent Director who does not receive a majority vote in an uncontested election and make a recommendation to the Board as to whether the resignation should be accepted. The Board will act on the tendered resignation and publicly disclose its decision within 90 days from the date of certification of election results. If the Board does not accept the incumbent’s resignation, such Director will continue to serve until the next Annual Meeting and until his or her successor is duly elected and qualified or until such Director’s earlier death, resignation or removal. If the Board accepts the Director’s resignation, the Board may fill the resulting vacancy or decrease the size of the Board pursuant to the Company’s By-Laws. To be eligible to stand for election, each nominee who agrees to be nominated must agree in writing to be bound by the By-Law resignation provisions in the event the nominee does not receive a majority of the votes cast in an uncontested election.

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What vote is needed to approve all other proposals?

Proposals 2, 3, 4 and 5 require a FOR vote of a majority of the votes cast, in person or by Proxy, in order to be approved.

ABSTAIN votes and broker non-votes will not be considered as votes cast and will have no effect on the outcome of the votes on these proposals.

Can I change or revoke my vote after I have delivered my Proxy?

Yes. If you are a record owner, prior to the Annual Meeting you may change your vote by submitting a later-dated Proxy in one of the manners authorized and described in this Proxy Statement (by Proxy Card, via the Internet or by telephone). You also may give a written notice of revocation to the Company’s Corporate Secretary, so long as it is delivered to the Corporate Secretary at the Company’s principal executive offices prior to the beginning of the Annual Meeting, or given to the Corporate Secretary at the Annual Meeting prior to the time your Proxy is voted at the Annual Meeting. You also may revoke any Proxy given pursuant to this solicitation by attending the Annual Meeting and voting in person by ballot. If you are a beneficial owner, please follow the instructions provided by your broker, bank or trust as to how you may change your vote or obtain a legal proxy to vote your shares if you wish to cast your vote in person at the Annual Meeting.

Who can attend the Annual Meeting?

Only Company employees and Shareholders as of the March 8, 2022 Record Date may attend the Annual Meeting. Record owners may attend without any prior authorization. If you are a beneficial owner, to be admitted to the Annual Meeting you will need proof of beneficial ownership satisfactory to the Company in the form of a statement from the brokerage firm, bank or trust or a legal proxy from that institution showing you as a beneficial owner of Company shares or as the sole legal proxy of a beneficial owner. All Annual Meeting attendees may be asked to present valid, government-issued photo identification, such as a driver’s license or passport, before entering the Annual Meeting. Attendees will be subject to security inspections and will be required to comply with other security and procedural measures in place at the Annual Meeting. Please arrive early enough to allow yourself adequate time to clear security. You will not be allowed to bring video or audio recording devices into the Annual Meeting. Representatives of the Company will be at the entrance to the Annual Meeting, and these representatives will be authorized on the Company’s behalf to determine whether the admission policies and procedures are being followed and whether you will be granted admission to the Annual Meeting.

COVID-19 Protocols:

We are excited to welcome Shareholders back to our Corporate Headquarters for this year’s Annual Meeting. For the health and safety of our Shareholders and employees, we will, (i) require all visitors to provide proof that they are “fully vaccinated” as defined by the Centers for Disease Control (i.e. two weeks have passed since you received your primary series of COVID-19 vaccines) and (ii) follow all applicable health orders related to the COVID-19 pandemic in place at the time of the Annual Meeting. As the state of the COVID-19 pandemic and applicable health orders are subject to change following the date of this Proxy Statement, we encourage Shareholders who plan to attend the Annual Meeting in person to review the latest guidance from the Centers for Disease Control and Prevention, the Pennsylvania Department of Health and the Bucks County Health Department prior to attending. Individuals experiencing cold/flu-like symptoms, or any other symptoms associated with COVID-19, should not attend the Annual Meeting in person but are encouraged to vote prior to the meeting using one of the other methods described under “How do I vote my shares?” above.

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Where can I find voting results of the Annual Meeting?

The Company will announce the preliminary voting results at the Annual Meeting and publish the final results in a Form 8-K or Form 10-Q filed with the Securities and Exchange Commission (“SEC”) within four business days after the date of the Annual Meeting.

Who conducts the Proxy solicitation, and how much will it cost?

The Company has engaged D.F. King to assist in the solicitation of Proxies for a fee of $10,000 plus reimbursement for out-of-pocket expenses and certain additional fees for services rendered in connection with such solicitation. Certain Officers and employees of the Company may also solicit Proxies by mail, telephone, Internet or facsimile or in person without any extra compensation. The Company bears the cost of soliciting Proxies.

What is the deadline for proposals for consideration or for nominations of individuals to serve as Directors at the 2023 Annual Meeting of Shareholders?

Proposals to be Considered for Inclusion in the Company’s Proxy Materials:

In order to be considered for inclusion in the Proxy Statement for the Company’s 2023 Annual Meeting of Shareholders, any Shareholder proposal intended to be presented at that meeting, in addition to meeting the shareholder eligibility and other requirements of the SEC rules governing such proposals, must be received in writing, via Certified Mail – Return Receipt Requested, by the Office of the Corporate Secretary, Crown Holdings, Inc., 770 Township Line Road, Yardley, PA 19067 not later than November 21, 2022.

Director Nominations for Inclusion in the Company’s Proxy Materials (Proxy Access):

Under certain circumstances, Shareholders may submit nominations for Directors for inclusion in the Company’s proxy materials by complying with the proxy access requirements in the Company’s By-Laws, which require nominations to be submitted in writing, via Certified Mail – Return Receipt Requested, and received at the above address not before October 22, 2022 nor after November 21, 2022.

Other Business and Director Nominations to Be Brought Before the 2023 Annual Meeting of Shareholders:

The Company’s By-Laws currently provide that a Shareholder of record at the time that notice is given to the Company and who is entitled to vote at an annual meeting may bring business before the meeting or nominate a person for election to the Board of Directors if the Shareholder gives timely notice of such business or nomination. To be timely, and subject to certain exceptions, notice in writing to the Corporate Secretary must be delivered or mailed, via Certified Mail – Return Receipt Requested, and received at the above address not before October 22, 2022 nor after November 21, 2022. The notice must describe various matters regarding the nominee or proposed business. Any Shareholder desiring a copy of the Company’s By-Laws will be furnished one copy without charge upon written request to the Corporate Secretary.

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How can I access the Proxy materials on the Internet?

The Company has made available copies of the following materials at the Company’s website at:

www.crowncork.com/investors/proxy-online

•	this Proxy Statement
•	the Proxy Card relating to the Annual Meeting of Shareholders
•	the Annual Report to Shareholders

Information included on the Company’s website, other than this Proxy Statement, the Proxy Card and the Annual Report to Shareholders, is not part of the Proxy soliciting materials.

Whom should I contact to obtain a copy of the Annual Report on Form 10-K?

The Company filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 with the SEC on February 28, 2022. A copy of the Company’s Annual Report on Form 10-K was included as part of the Annual Report to Shareholders that you received along with the proxy materials. Any Shareholder can obtain a copy of the Annual Report, including the financial statements and schedules thereto and a list describing all the exhibits not contained therein, without charge. Requests for copies of the Annual Report should be sent to: Investor Relations Department, Crown Holdings, Inc., 770 Township Line Road, Yardley, PA 19067 or you may call toll free 888-400-7789. Copies in electronic format of the Company’s Annual Report and filings with the SEC are available at the Company’s website at www.crowncork.com in the “For Investors” section.

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PROPOSAL 1: ELECTION OF DIRECTORS

The Proxy Holders shall vote the shares with respect to the nominees listed below, all of whom are now Directors of the Company, to serve as Directors for the ensuing year or until their successors shall be elected. None of the persons named as a nominee for Director has indicated that he or she will be unable or will decline to serve. In the event that any of the nominees are unable or decline to serve, which the Nominating and Corporate Governance Committee of the Board of Directors does not believe will happen, the Proxy Holders will vote with respect to the remaining nominees and others who may be nominated by the Board of Directors.

The By-Laws of the Company provide for a Board of Directors consisting of between 10 and 18 Directors, as determined by the Board of Directors. The Board of Directors has fixed the number of Directors at 10. It is intended that the Proxies will be voted for the election of the 10 nominees named below as Directors, and no more than 10 will be nominated by the Board. If all 10 Director nominees are elected, the Board of Directors will consist of 10 Directors, 9 of whom, representing 90% of the Board, will be “independent” as defined in the NYSE listing standards.

The Board is committed to regular review of its composition to ensure that the Board continues to have the right mix of skills, background and tenure. Six of the Company’s independent Directors have joined the Board in the last five years as a result of a Board refreshment process where Director candidates were identified through Board, Shareholder and third-party search firm input. Our ongoing Board refreshment strategy has further strengthened and diversified the skills and experiences of the Board. The Board believes that the collective combination of backgrounds, skills and experiences of its members has produced a Board that is well-equipped to exercise oversight responsibilities for the Company’s Shareholders and to help guide the Company to achieve its long-term strategic objectives.

Under the Company’s Corporate Governance Guidelines, no Director will commence a term of Board service if the Director is over 75 years old unless the Board determines that an additional term of Board service would be in the best interests of the Company. As a result of this guideline, Messrs. John Conway, Jim Turner and William Urkiel, members of the Board of Directors of the Company since 1997, 2005 and 2004, respectively, are retiring as Directors and are not standing for re-election to the Company’s Board of Directors at the Annual Meeting.

The names of this year’s nominees and information concerning them and their associations as of March 8, 2022, as furnished by the nominees, follow. The principal occupations and the directorships stated include the nominees’ occupations and directorships with any U.S. publicly traded companies or registered investment companies during the last five years.

The Board of Directors Recommends that Shareholders Vote FOR Election of Each of the Nominees Named Below.

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Name	Age	Principal Occupation	Year Became Director
Timothy J. Donahue (e)	59	President and Chief Executive Officer of the Company	2015
Richard H. Fearon (a) (ncg)	65	Former Vice Chairman and Chief Financial and Planning Officer and Director of Eaton Corporation; also a Director of Avient Corporation and CRH plc	2019
Andrea J. Funk (a) (c)	52	Executive Vice President and Chief Financial Officer of EnerSys[1]; former Chief Executive Officer of Cambridge-Lee Industries; former Director of Destination Maternity Corporation	2017
Stephen J. Hagge (c) (e) (ncg)	70	Former President, Chief Executive Officer and Director of AptarGroup; also Chairman of CF Industries Holdings	2019
James H. Miller (c) (e) (ncg)	73	Former Chairman and Chief Executive Officer of PPL Corporation; also a Director of AES Corporation	2010
Josef M. Müller (a) (c)	74	Former Chairman and Chief Executive Officer of Nestlé in the Greater China Region	2011
B. Craig Owens (a) (e)	67	Former Chief Financial Officer and Chief Administrative Officer of Campbell Soup Company; also a Director of AptarGroup; former Director of J C Penney Company	2019
Caesar F. Sweitzer (a) (e) (ncg)	71	Former Senior Advisor and Managing Director of Citigroup Global Markets	2014
Marsha C. Williams (c)	71	Former Senior Vice President and Chief Financial Officer of Orbitz Worldwide; Director of Modine Manufacturing Company and Fifth Third Bancorp	2022
Dwayne A. Wilson (a)	63	Former Senior Vice President of Fluor Corporation; Director of Sterling Construction Company, Ingredion Incorporated and DT Midstream; former Director of AK Steel Holding Corporation	2020
(a) Member of the Audit Committee		(c) Member of the Compensation Committee
(e) Member of the Executive Committee		(ncg) Member of the Nominating and Corporate Governance Committee

1 Ms. Funk will be promoted to this position effective April 1, 2022.

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The Nominating and Corporate Governance Committee is responsible for leading the search for individuals qualified to become members of the Board of Directors and recommending candidates to the Board as Director nominees. The Board desires a diverse membership, including with respect to race, gender, nationality and ethnicity as well as professional background and geographic and industry experience. The Nominating and Corporate Governance Committee assesses each potential nominee’s overall mix of experiences, qualifications, perspectives, talents, education and skills as well as each potential nominee’s ability to contribute to the Board and to enhance the Board’s decision-making process. Independence is a key factor when considering the Director nominees, as are critical thinking skills, practical wisdom and mature judgment in the decision-making process. For a description of the identifying and evaluating procedures of the Nominating and Corporate Governance Committee, see “Corporate Governance – Nominating and Corporate Governance Committee.” The Board believes that each of the nominees listed above has the sound character, integrity, judgment and record of achievement necessary to be a member of the Board and is independent of the influence of any particular Shareholder or group of Shareholders whose interests may diverge from the interests of the Company’s Shareholders as a whole. In addition, each of the nominees has exhibited the ability to operate constructively with the other members of the Board and to challenge and question management in a productive way.

The Board believes, moreover, that each nominee brings a strong and unique background and skill set to the Board, giving the Board, as a whole, competence and experience in diverse areas. These areas include organizational leadership; public company board service; manufacturing; finance; management in the packaging, food and beverage sectors and other relevant industries; and international business and markets. The Board believes that the following specific experiences, qualifications and skills, together with the aforementioned attributes, qualify each of the nominees listed above to serve as a Director.

Timothy Donahue. Mr. Donahue assumed the position of CEO of the Company in 2016. He has served as a member of the Board since 2015 and in other executive positions with the Company for over 31 years. He gives the Board seasoned leadership and an in-depth knowledge of the Company, especially its international business. He also brings to the Board an intimate understanding of the operations and finances of the Company from his prior experience as the Company’s Chief Operating Officer and Chief Financial Officer.

Richard Fearon. Mr. Fearon’s experience as a former CFO of an NYSE-listed global, diversified manufacturing company brings to the Board comprehensive knowledge of financial accounting and extensive experience in financial reporting, corporate finance and capital markets, corporate development, strategic planning, mergers and acquisitions, risk management and investor relations. Mr. Fearon’s experience qualifies him as an “audit committee financial expert” within the meaning of SEC regulations. In addition, his service as a Lead Director of an NYSE-listed global provider of specialized polymers also provides significant governance experience. Mr. Fearon also serves as a director of another publicly-listed company.

Andrea Funk. Ms. Funk’s experience as Vice President Finance of the Americas division of an NYSE-listed international manufacturing company and as former CEO and CFO of an international manufacturing and distribution business brings to the Board significant expertise in the areas of finance, operations and strategy. That expertise will continue to develop when she assumes the role of Senior Vice President and Chief Financial Officer at her company effective April 1, 2022. This, along with Ms. Funk’s prior experience in public accounting, enhances her contributions to the Audit Committee and qualifies her as an “audit committee financial expert” within the meaning of SEC regulations.

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Stephen Hagge. Mr. Hagge brings to the Board substantial leadership and management experience in public company governance, operations, international business, strategic initiatives and risk management from his roles as former CEO, CFO and COO of an NYSE-listed global packaging manufacturer. Mr. Hagge chairs the Compensation Committee and also serves as Chairman of another NYSE-listed company.

James Miller. Mr. Miller, the Company’s Independent Lead Director, brings to the Board substantial leadership and management experience, both domestic and international, from his role as former Chairman and CEO of an NYSE-listed international energy and utility holding company. Mr. Miller also brings to the Board significant safety, environmental, governmental relations and regulatory agency experience by virtue of his responsibilities at this highly regulated utility company. Mr. Miller chairs the Nominating and Corporate Governance Committee and also serves as director of another NYSE-listed company.

Josef Müller. Mr. Müller, a European national, has over 35 years of senior management experience at a global food and beverage company, including as the CEO of that company’s greater China region. Mr. Müller brings to the Board significant emerging market business development and management experience.

B. Craig Owens. Mr. Owens’ extensive experience in the consumer food and beverage industries, including his former service as the CFO of a leading NYSE-listed international consumer food company, brings to the Board significant financial expertise, including all aspects of financial reporting, accounting, corporate finance and capital markets, as well as significant experience in strategic planning, business integration and operations, and in managing supply chain organizations. He also has considerable knowledge of the retail industry having served as CFO of a leading international grocery retailer. Mr. Owens’ experience qualifies him as an “audit committee financial expert” within the meaning of SEC regulations, and he chairs the Audit Committee. Mr. Owens also serves as a director of another NYSE-listed company.

Caesar Sweitzer. Mr. Sweitzer spent over 35 years in finance, primarily as an investment banker focusing on industrial companies. Mr. Sweitzer brings to the Board significant knowledge of the global packaging industry as well as finance and investment matters, such as acquisitions, dispositions and corporate finance. Mr. Sweitzer’s experience qualifies him as an “audit committee financial expert” within the meaning of SEC regulations.

Marsha Williams. Ms. Williams brings to the Board extensive experience in strategic planning, corporate finance, operations, mergers and acquisitions, investor relations, information technology, liquidity management, risk management and corporate governance through her prior roles as Chief Financial Officer and Chief Administrative Officer in companies in diverse industries. Ms. Williams also serves as a director of two other publicly-listed companies.

Dwayne Wilson. Mr. Wilson brings to the Board over 36 years of senior management experience at a leading NYSE-listed construction and engineering company. Mr. Wilson has gained a broad range of experience and exposure to a number of diverse end markets, and the Company benefits from his knowledge and perspective, particularly in the areas of manufacturing, technology, operational excellence and engineering. Mr. Wilson also serves as a director of three other publicly-listed companies.

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DIRECTOR COMPENSATION

The following table lists 2021 Director compensation for all independent Directors who received compensation as Directors in 2021. Compensation for Mr. Donahue, the Company’s Chief Executive Officer, is reported in the Summary Compensation Table included in the Executive Compensation section below. Mr. Donahue does not earn additional compensation for his service as Director.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Total
John Conway (3) (4)	$180,000	$145,000	$325,000
Richard Fearon	111,250	145,000	256,250
Andrea Funk	125,000	145,000	270,000
Stephen Hagge	110,000	145,000	255,000
Rose Lee (3)	110,000	145,000	255,000
James Miller	155,000	145,000	300,000
Josef Müller	125,000	145,000	270,000
B. Craig Owens	115,000	145,000	260,000
Caesar Sweitzer	135,000	145,000	280,000
Jim Turner (3)	130,000	145,000	275,000
William Urkiel (3)	113,750	145,000	258,750
Dwayne Wilson	115,000	145,000	260,000
(1)

Each Director may defer receipt of all, or any part, of his or her cash compensation until termination of service as a Director. At the election of the Director, deferred cash compensation amounts are paid in either a lump sum or installments over a period not to exceed 10 years after departure from the Board and are credited with interest at the prime rate until distributed.

(2)	The annual grant of Company Common Stock for 2021 consisted of $145,000 of Company Common Stock under the Stock Compensation Plan for Non-Employee Directors and was paid on a quarterly basis. The number of shares paid each quarter is determined based on the average of the closing market price of the Company’s Common Stock on each of the second through sixth business days following the date on which the Company publicly released its quarterly results.
(3)	Messrs. Conway, Turner and Urkiel will retire as Directors of the Company pursuant to the Company’s mandatory retirement rules and will not stand for re-election in April 2022. Ms. Lee resigned as a Director of the Company in February 2022.
(4)	Mr. Conway received $80,000 in cash compensation as the Company’s Non-Executive Board Chairman in 2021.

22

The Board periodically receives benchmarking data regarding director compensation from Pay Governance LLC, an executive compensation consulting firm, and uses the 50th percentile of its peer group’s target total cash compensation and target total direct compensation as a market check in determining director compensation. For 2022, Directors who are not employees of the Company will receive annual cash base fees, grants of Company Common Stock and cash committee fees in the amounts set forth as follows.

Cash Base Fee		$100,000
Equity Grant		160,000
Supplemental Cash Committee Fees:
•	Audit Committee - Chair	25,000
•	Audit Committee - Other Members	15,000
•	Compensation Committee and Nominating and Corporate Governance Committee - Chair	20,000
•	Compensation Committee and Nominating and Corporate Governance Committee - Other Members	10,000
Independent Lead Director Fee		25,000

Directors do not receive any additional fees for their service on the Executive Committee. There are no Board or committee meeting attendance fees. Directors are reimbursed by the Company for travel and related expenses they incur in connection with their service on the Board and its committees.

Under the Company’s Corporate Governance Guidelines, after five years of service on the Board, independent Directors are expected to own Company Common Stock having a market value of at least five times the cash base annual Director’s fee. As of the date of this Proxy Statement, each independent Director with more than five years of service on the Board satisfies this requirement.

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COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

The following table shows, as of March 8, 2022, the number of shares of Company Common Stock beneficially owned by each person or group that is known to the Company to be the beneficial owner of more than 5% of the Company’s outstanding Common Stock.

Name and Address	Amount of Common Stock of the Company Owned Beneficially, Directly or Indirectly	Percentage of Outstanding Shares (1)
The Vanguard Group (2) 100 Vanguard Blvd. Malvern, PA 19355	11,621,607	9.4%
Janus Henderson Group plc (3) 201 Bishopsgate EC2M 3AE United Kingdom	7,809,786	6.3%
(1)	Percentages are derived based upon 123,595,668 shares of Common Stock outstanding as of March 8, 2022.
(2)	The Vanguard Group, an investment advisor, reported that it may be deemed to be the beneficial owner of 11,621,607 shares of the Company’s Common Stock. The Vanguard Group reported that it had sole dispositive power with respect to 11,440,356 shares, including 91,747 shares for which it had shared voting power, and shared dispositive power with respect to 181,251 shares.
(3)

Janus Henderson Group plc, a parent holding company, reported that it may be deemed to be the beneficial owner of 7,809,786 shares of the Company’s Common Stock. Janus Henderson Group plc reported that it had shared voting power and shared dispositive power with respect to 7,809,786 shares.

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The following table shows, as of March 8, 2022, the number of shares of Common Stock beneficially owned by each Director; the Company’s Chief Executive Officer, Chief Financial Officer and the three other Executive Officers who were the highest paid during 2021; and all Directors and Executive Officers as a group. The Directors and Executive Officers of the Company have sole voting and dispositive power with respect to the securities of the Company listed in the table below.

Name	Amount of Common Stock of the Company Owned Beneficially, Directly or Indirectly	Percentage of Outstanding Shares (1)
Robert Bourque	68,335	*
Kevin Clothier (2)	14,499	*
John Conway (4)	1,031,059	*
Timothy Donahue (2)	519,835	*
Richard Fearon (3)	4,913	*
Andrea Funk	9,946	*
Gerard Gifford	115,513	*
Stephen Hagge	3,720	*
James Miller	26,477	*
Josef Müller	25,838	*
Djalma Novaes	85,328	*
B. Craig Owens (5)	5,736	*
Caesar Sweitzer	17,296	*
Jim Turner (4)	94,107	*
William Urkiel (4)	53,326	*
Marsha Williams	0	*
Dwayne Wilson	1,750	*
Directors and Executive
Officers as a Group of 20 (6)	2,248,396	1.8%

* Less than 1%
(1)	Percentages are derived based upon 123,595,668 shares of Common Stock outstanding as of March 8, 2022.
(2)

Excludes 3,000,000 shares of Common Stock held in the Crown Cork & Seal Company, Inc. Master Retirement Trust on behalf of various Company pension plans (“Trust Shares”). Messrs. Donahue and Clothier are members of the Benefits Plan Investment Committee of the trust that has sole voting and dispositive power with respect to the Trust Shares, but they disclaim beneficial ownership of the Trust Shares.

(3)	Includes 16 shares of Common Stock held by the Fearon Family Trust, of which Mr. Fearon is a trustee and a beneficiary.
(4)	Messrs. Conway, Turner and Urkiel are retiring as Directors and are not standing for re-election to the Board at the Company’s 2022 Annual Meeting of Shareholders.
(5)	Includes 2,000 shares of Common Stock held by The B Craig Owens Rev Trust U/A 1/25/08, of which Mr. Owens is a trustee and a beneficiary.
(6)	Includes shares of Common Stock held by our former Chief Financial Officer, who stepped down on December 31, 2021 and will retire in March 2022.

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CORPORATE GOVERNANCE

Meetings of the Board of Directors. In 2021, there were six meetings of the Board of Directors. Each Director during his or her term of service attended at least 75% of the aggregate meetings of the Board and of the committees on which he or she served.

Attendance at the Annual Meeting. Under the Company’s Corporate Governance Guidelines, Directors are expected to attend the Company’s Annual Meeting of Shareholders. In 2021, each of the Directors serving on the Board at the time attended the Annual Meeting of Shareholders.

Director Independence. The Board has determined that all Directors standing for election, with the exception of Timothy Donahue, the Company’s Chief Executive Officer, are independent under the listing standards of the NYSE. The Board made this determination based on the absence of any of the express disqualifying criteria set forth in the listing standards that require a majority of the Board nominees to be independent Directors.

In making the foregoing determinations, the Board considered the Directors’ affiliations with the Company or third parties and Company payments to such parties. For Mr. Fearon, the Board considered his role as a Director of Avient Corporation and ordinary course of business purchases of plastisol sealing compounds and lubricants by the Company from Avient. For Ms. Funk, the Board considered her role as a director of Ecore International, a privately-held company, in relation to ordinary course of business purchases of rubber matting by the Company from Ecore. For Mr. Hagge, who is a Director of Transcendia Topco Holdings, a privately-held company, the Board considered ordinary course of business purchases of high-density polyethylene and products purchased for re-sale by the Company from Transcendia. For Mr. Wilson, the Board considered his role as a Director of Ingredion Incorporated and ordinary course of business purchases of dry bag material for making adhesive used in corrugated paper and products purchased for re-sale by the Company from Ingredion. None of these relationships or transactions fell within the NYSE listing standards disqualifying criteria.

Board Leadership and Risk Oversight. Mr. Conway is the independent, non-executive Chairman of the Board. Mr. Donahue has been the Chief Executive Officer of the Company since 2016. Mr. Miller, as the Chairperson of the Nominating and Corporate Governance Committee, serves as the Independent Lead Director of the Board and presides over meetings of the executive sessions of the independent Directors.

The Board has carefully considered its leadership structure and believes that the Company and its Shareholders are best served by having Mr. Donahue serve as both Chairman of the Board and Chief Executive Officer upon Mr. Conway’s retirement from the Board on April 28, 2022. This structure gives the Board and management unified leadership and direction, and is tailored to present a single, clear focus for the execution of the Company’s strategic initiatives and business plans. In addition, because Mr. Donahue manages the day-to-day operations of the Company and is responsible for executing the Company’s business strategy, the Board believes it is most functional and efficient that Mr. Donahue presides at the meetings of the Board. Moreover, the Board believes that its other structural features, including nine independent Directors among the slate of ten Directors standing for election at the Company’s Annual Meeting, regular meetings of independent Directors in executive session, key committees consisting wholly of independent Directors and an Independent Lead Director with a wide range of duties, provide for substantial independent oversight of the Company’s management.

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Mr. Miller serves as the Independent Lead Director of the Board. The Independent Lead Director is an independent Director designated by the other independent Directors of the Board and has a range of duties, including, among other things:

•	presiding at all meetings of the Board in the Chairman’s absence;
•	presiding at all executive sessions of the Board’s independent Directors;
•	serving as a liaison between the Chairman of the Board and the Board’s independent Directors;
•	providing the Chairman with input on and approving the agendas and schedules for meetings of the Board and its committees;
•	advising the Chairman as to the quality, quantity and timeliness of the flow of information from senior management that is necessary for the independent Directors to effectively and responsibly perform their duties, including specifically requesting the inclusion of certain information in the materials provided for the Board by senior management when appropriate;
•	calling executive sessions of the Board’s independent Directors when appropriate;
•	being available for consultation with the Chairman regarding the concerns of the other Directors;
•	being available for consultation with members of senior management regarding the concerns of any members of senior management;
•	being available for consultation and direct communication with Shareholders and other interested parties when appropriate;
•	interviewing Director candidates and making recommendations to the Nominating and Corporate Governance Committee and the Board;
•	leading the Board’s evaluation of the Chairman of the Board; and
•	serving a leading role in the Board’s annual self-assessment.

The Board’s current leadership structure includes Audit, Compensation and Nominating and Corporate Governance Committees that are each chaired by and composed solely of independent Directors.

The Board is responsible for providing oversight of the Company’s Executive Officers’ responsibilities to assess and manage the Company’s risk, including its credit risk, liquidity risk, reputational risk and risk from adverse fluctuations in foreign exchange and interest rates and commodity prices. The Board periodically meets in person with the Executive Officers regarding the Company’s risks and ways to mitigate such risks. In addition, the Audit Committee periodically reviews with management, internal audit and independent auditors the adequacy and effectiveness of the Company’s policies for assessing and managing risk.

Director Stock Ownership, Anti-Pledging and Anti-Hedging. Under the Company’s Corporate Governance Guidelines, after five years of service on the Board, independent Directors are expected to own Company Common Stock having a market value of at least five times the cash base annual Director’s fee. As of March 8, 2022, each Director with five or more years of service on the Board owned the required minimum level of Common Stock. The Company’s Corporate Governance Guidelines prohibit Directors, Officers and other insiders from all forms of pledging or hedging transactions relating to Company Common Stock.

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Board Committees. The Board has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and an Executive Committee. The Board has approved written charters for the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee that can be found at www.crowncork.com/investors/corporate-governance. Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee conducts a self-evaluation and review of its charter annually.

Audit Committee. In 2021 the Audit Committee had nine meetings. The Audit Committee provides assistance to the Board in discharging its responsibilities in connection with the oversight of the financial accounting practices and internal controls of the Company and represents the Board in connection with the services rendered by the Company’s independent auditors. The Audit Committee also has explicit responsibilities with respect to ESG and cyber security. The current members of the Audit Committee are Ms. Funk and Messrs. Fearon, Müller, Owens, Sweitzer and Wilson. Mr. Owens serves as Chair of the Audit Committee. The Board has determined that the Directors who serve on the Audit Committee are all independent under the listing standards of the NYSE and that Ms. Funk and Messrs. Fearon, Sweitzer and Owens are “audit committee financial experts” within the meaning of SEC regulations.

Compensation Committee. In 2021, the Compensation Committee had three meetings. The Compensation Committee is responsible for the review of the executive compensation program. The current members of the Compensation Committee are Ms. Funk, Ms. Williams and Messrs. Hagge, Miller and Müller, each of whom is independent under the listing standards of the NYSE. Mr. Hagge serves as Chair of the Compensation Committee. For further discussion regarding the Compensation Committee’s processes and procedures for the consideration of executive compensation, see the CD&A beginning on page 32.

Nominating and Corporate Governance Committee. There were three meetings of the Nominating and Corporate Governance Committee in 2021. The Nominating and Corporate Governance Committee is responsible for leading the search for individuals qualified to become members of the Board and recommending to the Board individuals as Director nominees. The Committee also oversees the annual self-evaluation process of the Board and its committees, makes recommendations to the Board regarding the membership of the Board committees and performs other corporate governance functions, such as oversight of the Company’s environmental, social and governance policies, programs and practices. The current members of the Nominating and Corporate Governance Committee are Messrs. Fearon, Hagge, Miller and Sweitzer, each of whom is independent under the listing standards of the NYSE. Mr. Miller serves as Chair of the Nominating and Corporate Governance Committee.

Consistent with the Company’s Corporate Governance Guidelines, the Nominating and Corporate Governance Committee seeks Director nominees committed to upholding the highest standards of personal and professional integrity and representing the interests of all Shareholders, not particular Shareholder constituencies. The Committee identifies nominees for Director by first evaluating the current members of the Board willing to continue in service. In addition, the Committee regularly assesses the appropriate size of the Board, whether any vacancies on the Board are expected because of retirement or otherwise and whether the Board needs Directors with particular skills or experience. To identify and evaluate potential candidates for the Board, the Committee solicits ideas for possible nominees from a number of sources, which may include current Board members, senior-level Company executives and professional search firms. The Committee will also consider candidates properly submitted by Company Shareholders. Candidates for the Board are evaluated through a process that may include background and reference checks, personal interviews with members of the Committee and a review of each candidate’s qualifications and other relevant characteristics. The same identifying and evaluating procedures apply to all candidates for Director, whether submitted by Shareholders or otherwise. The Nominating and Corporate Governance Committee and the Board desire to maintain the Board’s diversity and consider factors such as race, gender, nationality and ethnicity, as well as professional backgrounds and geographic and industry experiences. The Committee does not intend to nominate representational Directors but instead considers diversity given the characteristics of the Board in its entirety.

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The Company is committed to thoughtful board refreshment and ongoing board succession planning. Six new independent Directors recently have been added to the Company’s Board of Directors: Ms. Funk in 2017, Messrs. Fearon, Hagge and Owens in 2019, Mr. Wilson in 2020 and Ms. Williams in 2022. During the refreshment process, the Nominating & Corporate Governance Committee was assisted by an independent search firm and interviewed candidates identified through Director, Shareholder and independent search firm input.

Shareholders who wish to suggest qualified candidates may write, via Certified Mail – Return Receipt Requested, to the Office of the Corporate Secretary, Crown Holdings, Inc., 770 Township Line Road, Yardley, PA 19067 stating in detail the qualifications of the persons they recommend. Shareholders must include a letter from each person recommended affirming that he or she agrees to serve as a Director of the Company if elected by Shareholders. Each of these submissions should comply with the additional requirements of the Company’s By-Laws. However, through its own resources, the Committee expects to be able to identify an ample number of qualified candidates. See “Questions and Answers about the 2022 Annual Meeting” for information on bringing nominations for the Board of Directors at the 2023 Annual Meeting.

Executive Sessions of the Board. Pursuant to the Company’s Corporate Governance Guidelines, the independent Directors of the Company meet periodically at regularly scheduled executive sessions without management. There is at least one scheduled executive session where the Chairman is not present to allow the other Directors to evaluate his performance as Chair. The Independent Lead Director chairs such meetings.

Proxy Access. The Company’s proxy access By-Law permits Shareholders owning 3% or more of the Company’s Common Stock for a period of at least three years to nominate up to the greater of 20% of the Board of Directors or two Directors and include these nominations in the Company’s proxy materials. The number of Shareholders who may aggregate their shares to meet the 3% ownership threshold is limited to 20.

Code of Business Conduct and Ethics. The Company has a Code of Business Conduct and Ethics that applies to all Directors and employees. The Company also expects certain third parties, including suppliers, to abide by the principles of the Code of Business Conduct and Ethics in the manner set forth in the Company’s Supplier Code of Conduct. The Code of Business Conduct and Ethics is available on the Company’s website at www.crowncork.com/investors/corporate-governance/code-business-conduct-and-ethics. The Company intends to disclose updates to, and waivers of, the Code of Business Conduct and Ethics on the Company’s website.

Human Rights Policy. The Company has a Human Rights Policy covering the Company and all of its subsidiaries, controlled joint ventures and partners that is overseen by the Board of Directors. The Human Rights Policy is available on the Company’s website at www.crowncork.com/investors/corporate-governance/human-rights-policy.

Sustainability. See “Sustainability – Environmental and Social Responsibility” on page 5 in the Proxy Statement Summary.

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Transactions with Related Persons. The Nominating and Corporate Governance Committee is charged with reviewing and approving or ratifying all transactions with related persons by Directors and Executive Officers required to be disclosed under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (“Regulation S-K”). The written Company policy pertaining to related party transactions is included in the Company’s Corporate Governance Guidelines.

Human Capital Resources. The Company’s global workforce is the backbone of its business and sustainability success and is the focus of the Working Together pillar of the Company’s Twentyby30 sustainability program. The Company has built a Total Safety Culture that provides the framework for all health and safety initiatives across the Company and empowers employees to take a proactive role in their safety and that of their peers. For more information, see “Human Capital” on page 5 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Shareholder Engagement. See “Shareholder Engagement” on page 4 in the Proxy Statement Summary.

Communications with the Board of Directors. Shareholders and other interested parties who wish to send communications on any topic to the Independent Lead Director, the independent Directors or the Board as a whole may do so by writing c/o Office of the Corporate Secretary, Crown Holdings, Inc., 770 Township Line Road, Yardley, PA 19067. Communications will be forwarded to the Directors if they relate to substantive matters and include information, suggestions or comments that the Independent Lead Director, with the assistance of the Corporate Secretary, deems appropriate for consideration by the Directors.

Company Website. The Company’s Corporate Governance Guidelines and the Charters of the Audit, Compensation and Nominating and Corporate Governance Committees are available on the Company’s website at www.crowncork.com/investors/corporate-governance.

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) provides an overview of the Company’s executive compensation program together with a description of the material factors underlying the decisions that resulted in the compensation provided for 2021 to the Company’s Chief Executive Officer (“CEO”), the Company’s Chief Financial Officer and the other three Executive Officers who were the highest paid during 2021 (collectively, “Named Executive Officers” or “NEOs”). The names of the Company’s 2021 NEOs and their titles at year-end are:

•	Timothy J. Donahue – President and Chief Executive Officer
•	Thomas A. Kelly – Senior Vice President and Chief Financial Officer[1]
•	Gerard H. Gifford – Executive Vice President and Chief Operating Officer
•	Djalma Novaes, Jr. – President – Americas Division
•	Robert H. Bourque – President – Transit Packaging Division

The following discussion and analysis contains statements regarding individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of the Company’s executive compensation program and should not be understood to be statements of management’s expectations or estimates of financial results or other guidance. The Company specifically cautions investors not to apply these statements to other contexts.

2021 Say-on-Pay Vote Results. At our Annual Meeting of Shareholders held in April 2021, we held an advisory Shareholder Say-on-Pay vote on the 2020 compensation of our NEOs. Over 93% of the shares voted at last year’s Annual Meeting voted FOR our Say-on-Pay resolution, approving the compensation of our NEOs. The Board’s Compensation Committee (the “Committee”) believes the results of the Say-on-Pay vote show strong support for the performance-based and ownership-oriented compensation philosophy that the Committee utilizes. Accordingly, the Committee did not change its general approach to executive compensation in 2021. Although the advisory Shareholder vote on executive compensation is non-binding, the Committee will continue to take the outcome of this annual vote into consideration when making compensation decisions for our NEOs.

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1	Mr. Kelly stepped down as Chief Financial Officer on December 31, 2021 and is retiring from the Company in March 2022. As a result of Mr. Kelly’s retirement, Kevin C. Clothier, who was previously the Company’s Vice President and Treasurer, was appointed as Senior Vice President and Chief Financial Officer, effective January 1, 2022.
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At-Risk Compensation. Our executive compensation program is based on our “pay-for-performance” philosophy, as outlined in the following table, with the majority of our NEOs’ total direct compensation “at risk” and tied to the accomplishment of performance objectives.

Compensation Element	Basis for Measurement	Alignment with Pay-for-Performance Philosophy
Annual Cash Compensation
Base Salary	Individual performance based on primary duties and responsibilities and market competitiveness.	Competitive compensation required to attract and retain highly qualified executives.
Annual Incentive Bonus	Economic profit and modified operating cash flow.	Use of economic profit and modified operating cash flow metrics drives long-term operating performance and long-term increase in shareholder value.
Long-Term Equity Compensation
Performance-Based Restricted Stock Awards (approximately two-thirds of total long-term equity compensation)	Total shareholder return relative to industry peer group and return on invested capital versus a target, in each case over a three-year performance period.

Provides incentive to outperform and deliver superior shareholder returns relative to peers and to efficiently utilize the Company’s capital. Aligns NEOs with interests of Shareholders and promotes commitment to the long-term performance of the Company.

Time-Based Restricted Stock Awards (approximately one-third of total long-term equity compensation)	Long-term stock price appreciation.	Aligns NEOs with interests of Shareholders and promotes commitment to the long-term performance of the Company.

The allocation of 2021 total direct compensation for our CEO and for our other NEOs among these various components is set forth in the materials on page 9 in the Proxy Statement Summary that highlight the Company’s emphasis on “at risk” and equity-based compensation.

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Pay-for-Performance Alignment – Performance-Based Shares. The Company’s executive compensation program is designed to motivate our NEOs to create long-term value for our Shareholders and to efficiently use the Company’s invested capital in order to grow our business. To achieve these objectives, our program emphasizes long-term performance-based equity incentives in the form of performance share grants which utilize two performance metrics: total shareholder return (“TSR”) relative to a group of industry peers and the Company’s return on invested capital (“ROIC”) versus a target. Based on the Company’s over-performance for the measurement periods related to the vesting of performance-based shares in 2020, 2021 and 2022, the Company’s NEOs, including the CEO, received awards that were 21.3%, 48.5% and 62.6% above target. Based on the Company’s under-performance for the measurement periods related to the vesting of performance-based shares in 2018 and 2019, the Company’s NEOs, including the CEO, forfeited 100% of the targeted vestings of performance-based shares for 2018 and 2019. The Committee views these outcomes as demonstrative of the Company’s “pay-for-performance” philosophy.

Role of the Compensation Committee. The Committee currently comprises five Directors, all of whom are independent under the NYSE listing standards. During 2021, the Committee members were Andrea Funk, Stephen Hagge, James Miller, Josef Müller and Jim Turner. The Committee has responsibility for determining and implementing the Company’s philosophy with respect to executive compensation. To implement this philosophy, the Committee oversees the establishment and administration of the Company’s executive compensation program. The Committee operates under a written charter adopted by the Board of Directors. A copy of this charter is available on the Company’s website at www.crowncork.com/investors/corporate-governance/compensation-committee-charter.

Compensation Philosophy and Objectives. The Committee maintains a “pay-for-performance” philosophy toward executive compensation. One of the guiding principles of this “pay-for-performance” philosophy is that the executive compensation program should enable the Company to attract, retain and motivate a team of highly qualified executives who will create long-term value for the Shareholders. To achieve this objective, the Committee has developed an executive compensation program that is ownership-oriented and that rewards the attainment of specific annual and long-term goals that will result in improvement in TSR. To that end, the Committee believes that the executive compensation program should include both cash and equity-based compensation that rewards specific performance by the Company. In addition, the Committee continually monitors the effectiveness of the program to ensure that the compensation provided to executives remains competitive relative to the compensation paid to executives in a peer group comprising select companies in the container and packaging industry and other manufacturing companies.

The Committee annually evaluates the components of the compensation program as well as the desired mix of compensation among these components. The Committee believes that a substantial portion of the direct compensation paid to the Company’s NEOs should be at risk, contingent on the Company’s operating and stock market performance. Consistent with this philosophy, the Committee will continue to place significant emphasis on stock-based and performance-based compensation in an effort to more closely align compensation with Shareholder interests and increase executives’ focus on the Company’s long-term performance. Accordingly, the annual incentive bonus is determined by operating metrics that drive long-term growth and shareholder value, and approximately two-thirds of the value of the restricted stock granted in 2021 under the Company’s long-term incentive plan is tied to performance of the Company’s TSR versus that of a peer group and return on invested capital versus the Company’s projected three-year average of return on invested capital.

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Stock Ownership Guidelines and Share Retention Policy. Consistent with the Committee’s stock ownership-oriented compensation philosophy and its focus on long-term performance, the Company maintains stock ownership guidelines under which our NEOs are expected to own Company Common Stock with a minimum value equal to a multiple of base salary, as set forth in the following table.

Stock Ownership Guidelines Applicable to NEOs
Position	Multiple of Base Salary
CEO	6x
All other NEOs	3x

Until the ownership requirement is satisfied, an NEO is required to retain 50% of the after-tax number of shares of any Common Stock received as the result of an option exercise, vesting of restricted shares or issuance of deferred shares. At year-end, all the NEOs either owned more than the minimum level of Common Stock or were otherwise in compliance with the stock ownership guidelines.

Stock Holding Period. Under the Company’s Corporate Governance Guidelines, an NEO is required to retain 50% of the after-tax number of shares of Common Stock received as the result of a restriction lapse for a period of two years.

Prohibition of Hedging and Pledging. Under the Company’s Corporate Governance Guidelines, the Company’s Directors, Officers and other insiders may not engage in any form of hedging or pledging transactions with respect to Company securities.

Committee Process. The Committee meets as often as necessary to perform its duties and responsibilities. During 2021, the Committee met three times. The Committee usually meets with the CEO and, when appropriate, with other Company Officers and outside advisors. In addition, the Committee periodically meets in executive session without management present.

Setting of Meeting Agenda. The Committee’s meeting agenda is normally established by the Committee Chair in consultation with the CEO and the Vice President of Human Resources. Committee members receive and review materials in advance of each meeting. Depending on the meeting’s agenda, such materials may include: financial reports regarding the Company’s performance, reports on achievement of corporate objectives, reports detailing executives’ stock ownership and stock awards and information regarding the compensation programs and compensation levels of certain peer group companies.

Use of Tally Sheets. The Committee reviews tally sheets when setting annual compensation for the NEOs. These tally sheets allow the Committee to review each NEO’s compensation on an aggregate basis and to see how a change in any one component affects each NEO’s total compensation. For 2021, the Committee used the tally sheet information to review total compensation, the current mix of compensation (e.g., cash versus equity), issues of internal pay equity, total value of Company stock held by each NEO, payouts under certain potential termination scenarios, the aggregate value of retirement benefits and interest rate sensitivity of retirement benefits.

Retention of Compensation Consultants. The Committee’s charter authorizes the Committee, in its sole discretion, to retain, oversee and terminate consultants to assist it in the evaluation of compensation for the NEOs. The Committee has sole authority to approve the fees and other retention terms of any such consultants.

Role of Executive Officers in Compensation Decisions. The Committee makes all decisions regarding the CEO’s compensation. Decisions regarding the compensation of other NEOs are made by the Committee in consultation with, and upon the recommendation of, the CEO. In this regard, the CEO provides the Committee with evaluations of business goals and objectives and executive performance and recommendations regarding salary levels, equity grants and other incentive awards.

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Executive Compensation Consultant. Pursuant to its authority under its charter to retain compensation consultants, the Committee engaged Pay Governance LLC, an executive compensation consulting firm, to act as its independent advisor with respect to 2021 compensation decisions.

Consultant Independence. All services provided by Pay Governance to the Committee are conducted under the direction and authority of the Committee, and all work performed by Pay Governance must be pre-approved by the Committee. Pay Governance does not provide any other services to the Company, and neither Pay Governance nor the individuals affiliated with Pay Governance who provide services to the Company own any shares of the Company’s Common Stock. There are no personal or business relationships between the Pay Governance consultants and any executive of the Company. In addition, there are no personal relationships between the Pay Governance consultants and any member of the Committee. Pay Governance maintains a detailed conflict of interest policy in order to ensure that compensation committees receive conflict-free advice.

Use of Benchmarking. In advising the Committee regarding 2021 compensation for our NEOs, Pay Governance developed competitive compensation levels by establishing a benchmark match for each NEO position in the competitive market. Competitive levels were developed for the following elements of pay:

•	base salary
•	target annual incentive
•	target total cash compensation (base salary plus target annual incentive)
•	long-term equity incentives
•	target total direct compensation (target total cash compensation plus the target value of long-term equity incentives)
•	annualized value of retirement benefits
•	target total remuneration (target total direct compensation plus the annualized value of retirement benefits)

Peer Group Composition. In establishing its benchmarks for each of the NEOs, Pay Governance gathered data for 16 companies, or divisions of companies, defined as the “Peer Group.”1 Members of the Peer Group are manufacturing companies of similar scope and are generally from the following three categories: (i) other container and packaging industry companies, (ii) current or potential suppliers to the Company and (iii) current or potential customers of the Company. The Peer Group comprises the following companies:

•	Avery Dennison Corporation	•	Nestlé USA
•	Ball Corporation	•	O-I Glass
•	Campbell Soup Company	•	PPG Industries
•	Colgate Palmolive Company	•	SC Johnson & Son
•	Dean Foods	•	Sealed Air Corporation
•	Eastman Chemical Company	•	The Sherwin-Williams Company
•	Greif	•	United States Steel Corporation
•	Keurig Dr Pepper	•	WestRock

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1	Bemis Company was removed from the Peer Group because it was acquired and is no longer a public company for which compensation data is available. It is anticipated that Dean Foods will be removed from the Peer Group in future periods as it is no longer a public company for which compensation data will be available.

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Specific benchmark levels were developed using regression analysis to size-adjust the market data to reflect the Company’s corporate revenue or the individual business unit revenue, when appropriate. To provide a broader frame of reference, Pay Governance also analyzed each NEO position against general industry data.

Compensation Strategy for CEO. The evaluation of the CEO’s performance and the setting of his compensation is one of the fundamental duties of the Committee. In determining the CEO’s compensation for 2021, the Committee evaluated the CEO’s performance and the Company’s performance in the prior year and since Mr. Donahue became CEO in 2016.  In evaluating the CEO’s performance, the Committee considered the Company’s overall financial, operational and strategic results. In addition, the Committee continued to focus on the Company’s development during Mr. Donahue’s tenure in several key areas that the Committee believes are essential to increase shareholder value, including:

•	Strong operating performance. For the year, income from operations increased 30% from $1,048 million to $1,363 million, with improvements across all segments.
•	Investment in growth markets. In response to continued increasing global demand for beverage cans, during 2021 the Company added new production lines at its existing facilities in Olympia, WA, Rio Verde, Brazil and Hanoi, Vietnam, commercialized a new two-line can plant in Bowling Green, Kentucky and commercialized a new one-line plant in Vung Tau, Vietnam. The Company began construction of a new two-line can plant in Uberaba, Brazil and additional production lines at its existing plants in Monterrey, Mexico and Phnom Penh, Cambodia. The Company announced its intention to build new can plants in Martinsville, VA and Mesquite, NV that are expected to begin production in 2022 and 2023, respectively.
•	Deleveraging of the balance sheet. Following the successful divestment of a majority stake in the Company’s European tinplate packaging business in 2021 and a related paydown of debt, net leverage at the end of the year was substantially reduced versus the prior year.
•	Return of capital to Shareholders. The Company returned over $1 billion of capital to Shareholders during 2021 through the repurchase of $950 million (or 7%) of its outstanding Common Stock and the initiation of its first cash dividend since 2000.
•	Sustainability. Under Mr. Donahue’s leadership, the Company has continued its commitment to efficiently manage and conserve resources and bring innovation to the market. In 2015, Crown established its initial sustainability goals, setting a target to reduce greenhouse gas (GHG) emissions by 10% per billion units produced. At the end of 2020, the Company more than achieved its goals by reducing GHG emissions by over 24% per billion units produced. In 2020, Crown established a comprehensive sustainability strategy titled Twentyby30 that encompasses the material aspects of the Company’s strategy into twenty measurable goals to be achieved by 2030 or sooner. The main climate related goal of achieving a 50% reduction in Scope 1 and 2 emissions is on track, with 20% of the objective already being achieved. The Company has also expanded its climate commitments by signing The Climate Pledge, a commitment to be Net Zero by 2040, ten years ahead of The Paris Agreement. The Company was again recognized in 2021 by the ratings agency Sustainalytics as a negligible risk with regard to Environmental, Social and Governance (ESG) factors, the best in the industry in that ranking. Crown received an “A-” in the most recent CDP Climate Change report, placing the Company into the highest category of “Leadership”. Crown was also recognized by the “Wall Street Journal” and “Investor’s Business Daily” in their respective ESG rankings.

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CEO Target Compensation. The Committee uses the 50th percentile of the Peer Group’s target total direct compensation as a guidepost in determining CEO compensation.

The specific components of Mr. Donahue’s 2021 compensation were set as follows:

Base Salary	$1,260,000
Target Annual Incentive	1,512,000
Target Long-Term Equity Incentive	6,368,770
Target Total Direct Compensation	9,140,770

In conjunction with the Committee’s emphasis on stock-based compensation, approximately 70% of the CEO’s 2021 target total direct compensation was in the form of Company Common Stock.

Compensation Strategy for NEOs other than the CEO. For 2021, the Committee generally continued following its market-based compensation strategy for NEOs other than the CEO:

•	Pay levels were evaluated relative to the Peer Group as the primary market reference point. In addition, general industry data was reviewed as an additional market reference and to ensure robust competitive data.
•	Target total cash compensation and target total direct compensation levels were set towards the middle range of the Peer Group. The Committee used the 50th percentile of the Peer Group’s target total cash compensation and target total direct compensation as a market check in determining compensation. However, the 50th percentile is a guidepost and not an absolute target.

Components of Compensation. For 2021, the principal components of compensation for NEOs were base salary, annual incentive bonus, long-term equity incentives, retirement benefits and perquisites.

Base Salary. The Company provides NEOs with base salaries to compensate them for services rendered during the year. The Committee recognizes that competitive salaries must be paid in order to attract and retain high-quality executives. Normally, the Committee reviews NEO salaries at the end of each year, with any adjustments to base salary becoming effective on January 1 of the succeeding year. However, in special circumstances, such as a promotion or increased responsibilities, the Committee may act to increase an NEO’s salary during the year.

2021 Base Salaries. The Committee has determined that base salary levels for the NEOs should be targeted towards the middle range of the Peer Group. Consistent with this market-based pay strategy, the Committee approved increases in the base salaries of the NEOs in order to move them in line with the middle range of the Peer Group. Base salaries for each of the NEOs for 2021 were as set forth in the following table.

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Name	2021 Base Salary
Timothy Donahue	$1,260,000
Thomas Kelly	735,000
Gerard Gifford	780,000
Djalma Novaes	620,000
Robert Bourque	575,000

Annual Incentive Bonus. Annual cash bonuses are included as part of the executive compensation program because, consistent with our “pay-for-performance” philosophy, the Committee believes that a meaningful portion of each NEO’s compensation should be contingent on success in achieving annual goals that drive the long-term operating performance of the Company. NEOs are eligible for annual cash bonuses under our Economic Profit Incentive Plan (the “EP Plan”). For 2021, our NEOs were eligible to receive annual incentive bonuses under the EP Plan upon the achievement of specified levels of economic profit and modified operating cash flow. The Committee believes the use of economic profit and modified operating cash flow as key performance measures under the EP Plan drives the Company’s long-term operating performance and is closely correlated with long-term increase in shareholder value. The maximum payout under the EP Plan is limited to two times the target bonus, with no excess carried forward into subsequent years.

2021 Bonus Opportunities and Results. For 2021, the Committee assigned each NEO an annual target level under the EP Plan together with a maximum annual bonus opportunity as a percentage of each NEO’s base salary. Based upon the Peer Group information provided by Pay Governance and the consideration of NEO performance and internal equity, the Committee determined that the target and maximum bonus opportunities for the NEOs for 2021 should be the same as in 2020. The 2021 minimum, maximum and target bonus opportunities together with actual bonuses paid to the NEOs were as follows:

Name	Minimum Bonus as a Percentage of Base Salary	Maximum Bonus as a Percentage of Base Salary	Target Bonus as a Percentage of Base Salary	Target Bonus Amount	Actual Bonus Amount
Timothy Donahue	0%	240%	120%	$1,512,000	$3,024,000
Thomas Kelly	0%	160%	80%	588,000	1,176,000
Gerard Gifford	0%	190%	95%	741,000	1,482,000
Djalma Novaes	0%	160%	80%	496,000	948,352
Robert Bourque	0%	160%	80%	460,000	737,840

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Performance Measures. Bonus amounts under the EP Plan were based on the following performance measures:

•	economic profit – defined generally as net operating profit after tax less cost of capital employed as adjusted for certain items, including currency exchange rates and acquisitions/divestitures
•	modified operating cash flow – defined generally as earnings before interest, taxes, depreciation and amortization reduced by capital spending and adjusted for certain items, including changes in year-end trade working capital

Cost of Capital. For purposes of calculating economic profit under the EP Plan, cost of capital employed was defined as the average capital employed multiplied by the weighted average cost of capital. Capital employed was generally defined as total assets less non-interest bearing liabilities and is adjusted for certain items. The following items were excluded from capital employed: investments, net goodwill and intangibles, pension and post-employment assets and liabilities and deferred tax assets and liabilities. Invested capital may also be adjusted for additional capital employed at the direction of the Company’s corporate office or in accordance with overall corporate objectives. For 2021, the EP Plan used a cost of capital of 9%, which approximates the Company’s actual cost of capital.

Weighting of Performance Measures. At the beginning of 2021, the Committee established target levels of performance for each performance measure. At year-end, the Committee assessed the actual results versus the targets in determining awards. The Committee must approve all awards, and all awards are subject to review and downward discretionary adjustment by the Committee.

An NEO’s actual bonus amount was determined by: (i) multiplying the NEO’s target bonus amount by the actual percentage earned for each of the two performance measures, (ii) weighting each performance measure in accordance with a pre-specified formula, (iii) adding the results together to determine the overall payout factor and (iv) if applicable, reducing the overall payout to the maximum of 200% of the target bonus amount.

As the achievement of each of economic profit and modified operating cash flow increases in excess of respective performance targets, the percentage of each NEO’s target bonus payable with respect to such performance measure also increases. In the case of modified operating cash flow, up to 125% of the target bonus amount will be paid, in incremental increases, as the achievement level increases from 100% to 110% of the performance target. Conversely, the percentage of the target bonus amount payable with respect to modified operating cash flow decreases as achievement falls below 100% of the applicable performance target, with no amount being payable for achievement levels below the threshold of 80% of the applicable performance target. The modified operating cash flow component of the EP Plan was determined based upon actual performance compared to a budgeted modified operating cash flow amount.

The economic profit component of the EP Plan was determined by relating current-year economic profit to prior years economic profit, adjusted for currency fluctuations and divestitures. In the case of economic profit, up to 125% of the target bonus amount will be paid, in incremental increases, as the achievement level increases from 100% to 110% of the performance target. Conversely, the percentage of the target bonus amount payable with respect to economic profit decreases as achievement falls below 100% of the applicable performance target, with no amount being payable for achievement levels below the threshold of 80% of the applicable performance target. No portion of the target bonus amount will be paid for economic profit arising from accounting changes or similar non-cash items.

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Notwithstanding the ability to earn up to 125% of the target bonus amount under each of the two tests (modified operating cash flow and economic profit), the maximum aggregate bonus opportunity is capped at 200% of the target bonus amount for all NEOs, with no excess carried forward into subsequent years.

Setting of Target Performance Levels. Generally, the Committee attempts to set the target performance levels so that the relative difficulty of achieving the targets is consistent among the NEOs in any one year and for each NEO from year to year. In making this determination the Committee may consider specific circumstances experienced by the Company in prior years or that the Company expects to face in the coming year. For example, with respect to modified operating cash flow, targets may be set below prior year actual results due to the forecasted increases in capital investment (property, plant and equipment and working capital) required for the Company’s capacity expansion, forecasted increases in working capital, higher input costs due to price increases by suppliers and variances in average trade working capital. In addition, target performance levels are subject to adjustment for special circumstances such as currency exchange rate fluctuations, acquisitions and divestitures.

The economic profit and modified operating cash flow thresholds and targets for 2021 were set at the Company level for the CEO, Chief Financial Officer and Chief Operating Officer. For division-level NEOs (Messrs. Novaes and Bourque), economic profit and modified operating cash flow thresholds and targets include both division-level and Company-level metrics. The applicable thresholds, targets and actual achievement levels for 2021 are set forth for each NEO in the following table.

Name	Economic Profit (in millions)			Modified Operating Cash Flow (in millions)
	Threshold	Target	Actual	Threshold	Target	Actual
Timothy Donahue	$421.4	$526.8	$708.4	$573.1	$716.4	$776.8
Thomas Kelly	421.4	526.8	708.4	573.1	716.4	776.8
Gerard Gifford	421.4	526.8	708.4	573.1	716.4	776.8
Djalma Novaes (1)	204.1	255.1	334.3	192.0	240.0	241.3
Robert Bourque (1)	116.5	145.6	169.1	225.5	281.9	243.7

__________________________

1	The threshold and target numbers presented here for Messrs. Novaes and Bourque are their respective division-level numbers. To the extent that Company-level performance is included in computing their actual bonuses as explained above, the applicable threshold and target numbers with respect to Company-level performance are the same as set forth for Messrs. Donahue, Kelly and Gifford.

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2021 Bonus Calculations. Messrs. Donahue, Kelly and Gifford received bonuses under the EP Plan equal to 200% of their respective target bonus amounts. For Messrs. Donahue, Kelly and Gifford, 113% was attributable to modified operating cash flow and 125% to economic profit, reduced to the maximum of 200%, with no excess carried forward into subsequent years. Mr. Novaes received a bonus under the EP Plan equal to 191.2% of his target bonus amount, 66.2% attributable to modified operating cash flow and 125% to economic profit. Mr. Bourque received a bonus under the EP Plan equal to 160.4% of his target bonus amount, 35.4% attributable to modified operating cash flow and 125% to economic profit.

Long-Term Equity Incentives. The Committee believes that equity-based incentives, delivered through annual grants of time-based restricted stock and performance-based restricted stock, are an important link between executive and Shareholder interests. Because the Committee believes that a significant portion of the benefits realized from long-term equity-based incentive grants should require continuous improvement in value created for the Shareholders, approximately two-thirds of the targeted value of stock awards to NEOs is performance-based. In the 2021 grants, the Company used relative total shareholder return (“TSR”) and return on invested capital (“ROIC”) as the two performance metrics for purposes of vesting performance-based shares. The Committee believes that the use of TSR and ROIC aligns the long-term incentive plan with the Company’s long-term objectives and with current peer practices. Although the Committee may vary the size of annual grants based on the Company’s and executive’s performance, the total annual equity award granted to each NEO is generally determined based upon the difference between the total direct compensation target established by the Committee, using the competitive market benchmarking and internal factors described above, and the sum of the NEO’s base salary and target annual incentive bonus. See “Compensation Strategy for CEO” and “Compensation Strategy for NEOs other than the CEO.”

Equity awards to NEOs are generally made by the Committee each year in the form of restricted stock as part of the normal annual compensation review cycle. The awards for a particular year generally occur in January or February. In addition, the Committee may approve equity awards for newly-hired executives or in recognition of an executive’s promotion or expansion of responsibilities.

The Committee approved the following award structure for 2021:

•	Target Award Levels. Award levels were generally set to deliver target total direct compensation (sum of base salary, annual and long-term equity incentives) in the middle range of the Peer Group after taking into account the competitive positioning of the executives’ target total cash compensation.
•	Performance-Based Restricted Stock. Approximately two-thirds of an NEO’s targeted long-term equity incentive was delivered in performance-based restricted stock, approximately half of which may be earned based on the Company’s TSR relative to a group of industry peers over a three-year performance period and approximately half of which may be earned based on ROIC over the same three-year performance period relative to the Company’s projected three-year average of return on invested capital. A target number of shares was established for 2021 for each NEO, as set forth in the “Grants of Plan-Based Awards” table in the Executive Compensation section below. Actual vesting of performance-based share awards generally will not occur until the third anniversary of the grant date, if at all. The Committee believes that, in addition to linking a substantial portion of a NEOs’ compensation to the long-term performance of the Company, the three-year vesting structure provides a strong retention element because an NEO terminating employment (other than for retirement with Committee approval, disability or death) will forfeit unvested awards.

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•	Time-Based Restricted Stock. Approximately one-third of an NEO’s targeted long-term equity incentive was delivered in time-based restricted stock that vests in equal annual installments over three years from the date of the award in the amounts set forth in the “Grants of Plan-Based Awards” table in the Executive Compensation section below.

Industry Peer Group Composition. The Committee believes that for purposes of comparing TSR it is appropriate to utilize a recognized publicly available index of container and packaging industry companies as the peer group. As a result, with respect to determining shareholder return for 2021 grants, the Committee used the Dow Jones U.S. Containers & Packaging Index, currently comprised of the Company and the following other companies:

•	Amcor	•	International Paper
•	AptarGroup	•	Packaging Corporation of America
•	Avery Dennison Corporation	•	Sealed Air Corporation
•	Ball Corporation	•	Silgan Holdings
•	Berry Global Group	•	Sonoco Products Company
•	Graphic Packaging	•	WestRock

Performance Vesting Schedule for TSR-Based Awards. The Committee determined that, for the portion of performance-based shares vesting on the basis of TSR, such shares would vest based on the following schedule.

TSR Percentile Ranking Versus Peers	Percentage of Shares Vesting
90th or Above	200%
75th – 89th	150-199%
50th – 74th	100-149%
40th – 49th	50-99%
25th – 39th	25-49%
Below 25th	0%

Calculation of TSR. TSR is calculated by dividing the closing share price of a company’s common stock on the ending date of the applicable three-year calendar period plus cumulative dividends during such period, if any, by the closing share price of such company’s common stock on the beginning date of the applicable period. In the event that the Company’s TSR percentile ranking is between the specified percentiles, the vesting percentage is pro-rated on a straight-line basis.

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Performance Vesting Schedule for ROIC-Based Awards. The Committee determined that, for the portion of performance-based shares vesting on the basis of ROIC, such shares would vest on the following schedule.

ROIC	Percentage of Shares Vesting
12.1% or Above	200%
11.1%	100%
10.1%	25%
Below 10.1%	0%

Calculation of ROIC. ROIC is calculated by dividing the Company’s after-tax segment income from continuing operations, adjusted for pension and post-retirement expenses, by the average invested capital. ROIC is subject to adjustment for foreign exchange, acquisitions and divestitures, and non-recurring and other significant non-operational items. The target is equal to the Company’s projection of its three-year average of ROIC of 11.1%. In the event that the Company’s ROIC is between the specified percentiles, the vesting percentage is pro-rated on a straight-line basis.

2021 Long-Term Equity Incentive Awards. The first table below sets forth the number of time-based restricted shares granted to the NEOs for 2021. The second table below sets forth the target number of performance-based restricted shares granted to the NEOs for 2021 as well as the minimum and maximum number of performance-based shares that may vest. Vesting of performance-based share awards is based on two criteria: the Company’s TSR relative to the industry peer group over the applicable performance period and the Company’s ROIC over the same three-year performance period relative to the Company’s projected three-year average of ROIC. The tables also set forth the fair value of the shares on the date of grant. With respect to the annual 2021 grants awarded to the NEOs, the grant-date fair value of the time-based restricted stock and ROIC performance-based shares is $97.88 and is based on the closing price of the Company’s Stock on the date two days prior to the date of grant, as adjusted to take into account that holders of unvested shares are not eligible for and do not receive dividends while such shares remain unvested. The grant-date value of the TSR performance-based shares is $105.96 and is based on a Monte Carlo valuation model.

Name	Time-Based Restricted Stock
	Shares	Award Value
Timothy Donahue	21,786	$2,132,414
Thomas Kelly	4,399	430,574
Gerard Gifford	6,354	621,930
Djalma Novaes	3,608	353,151
Robert Bourque	3,250	318,110

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Name	Performance-Based Restricted Stock
	TSR-Based Award				ROIC-Based Award
	Target Shares	Award Value	Minimum Shares	Maximum Shares	Target Shares	Award Value	Minimum Shares	Maximum Shares
Timothy Donahue	19,856	$2,103,942	0	39,712	21,786	$2,132,414	0	43,572
Thomas Kelly	4,009	424,794	0	8,018	4,399	430,574	0	8,798
Gerard Gifford	5,791	613,614	0	11,582	6,354	621,930	0	12,708
Djalma Novaes	3,288	348,396	0	6,576	3,608	353,151	0	7,216
Robert Bourque	2,962	313,854	0	5,924	3,250	318,110	0	6,500

Pay-for-Performance Alignment – Performance-Based Shares. In 2022, based on the Company’s strong performance for the three-year measurement period ending December 31, 2021, 62.6% more performance shares vested above the target established for the Company’s NEOs, including the CEO, at the time they were awarded in 2019. The additional performance-based shares were attributable to over-achievement on the TSR metric that resulted in an award of 100% over the target established in 2019 and over-achievement of the ROIC target that resulted in an award of 30% over the target established in 2019. In 2021, 48.5% more performance shares vested above the target established for the Company’s NEOs, including the CEO, at the time they were awarded in 2018. In 2020, 21.3% more performance shares vested above the target established for the Company’s NEOs, including the CEO, at the time they were awarded in 2017.  Based on the Company’s under-performance for the measurement periods related to the vesting of performance-based shares in 2018 and 2019, the Company’s NEOs, including the CEO, forfeited 100% of the performance-based shares targeted for vesting in 2018 and 2019. The Committee views these outcomes as demonstrative of the Company’s “pay-for-performance” philosophy.

Clawback Policy. Beginning with 2021 grants, the Company adopted a new clawback policy applicable to performance-based equity awards. Under the clawback policy, if the Company is required to restate its financial statements resulting in the Company’s financial results being reduced such that an equity award (or any portion thereof) would not have been awarded or would have been smaller, the Committee may reduce such equity award and recoup from the recipient shares or cash if the Committee determines, in its sole discretion, that the recipient engaged in intentional misconduct or fraud that resulted in the financial restatement. The Company previously established a similar policy with respect to its annual non-equity incentive bonus plan.

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Retirement Benefits. To attract and retain highly qualified senior executives and as an incentive for long-term employment, the Company maintains a number of retirement plans.

U.S. Pension Plan. In the United States, the Company maintains a defined benefit pension plan (the “U.S. Pension Plan”) for certain eligible employees in which all NEOs participate. The U.S. Pension Plan is designed and administered to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”). The U.S. Pension Plan provides normal retirement benefits at age 65 based on the average of the five highest consecutive years of earnings in the last ten years prior to employment termination. For purposes of the U.S. Pension Plan, earnings consist of salary excluding any bonus. These average earnings are multiplied by 1.25% and by years of service, which yields the annual Company-funded pension benefit. Under U.S. federal law for 2021, benefits from the U.S. Pension Plan are limited to $230,000 per year and may be based only on the first $290,000 of an employee’s annual earnings.

Senior Executive Retirement Plan. Because of the benefit limits under the U.S. Pension Plan described above, the Company provides additional retirement benefits to the NEOs under the Senior Executive Retirement Plan (“SERP”). The annual benefit for executives eligible to participate in the SERP is based upon a formula equal to (i) 2.0% of the average of the five highest consecutive years of earnings (consisting of salary and bonus, but excluding stock compensation, and determined without regard to the limits imposed on tax-qualified plans) during the last 10 years of employment times years of service up to twenty years plus (ii) 1.45% of such average earnings for the next fifteen years of service plus (iii) at the discretion of the Committee, 1% of such average earnings for years of service beyond thirty-five years less (iv) Social Security old-age benefits attributable to employment with the Company and the Company-funded portion of the executive’s pension plan benefits. In the case of Mr. Gifford, the SERP is also reduced by his benefit under the Company’s Restoration Plan (described below). The ultimate amount to be paid to each NEO under the SERP is subject to interest rate sensitivity. See footnote 4 on page 55 for more information.

All benefits earned under the SERP are paid in a lump sum. If an NEO with a vested retirement benefit under the SERP dies prior to termination of employment, the NEO’s surviving spouse (but not other named beneficiaries) will be entitled to a 50% survivor benefit. The SERP also provides a lump-sum death benefit of five times the imputed annual retirement benefit payable to the NEO’s named beneficiaries.

SERP participants vest in their benefits at the earliest of five years of participation, specified retirement dates, total disability or upon a “change in control” of the Company. All of the NEOs are vested.

Restoration Plan. Prior to participating in the SERP, Mr. Gifford became a participant in the Company’s Restoration Plan. Participants in the Restoration Plan receive supplemental retirement benefits equal to the difference between (i) the benefits that they would have accrued under the U.S. Pension Plan if their target bonus amounts were included in compensation for purposes of calculating their benefits under that plan and if certain statutory benefit limits did not apply and (ii) the benefits that they actually accrue under the U.S. Pension Plan. As described above, the benefits to which Mr. Gifford is entitled under the SERP will be offset by the benefits to which he is entitled under the Restoration Plan.

U.S. Defined Contribution Plan. The Company also maintains a tax-qualified 401(k) Retirement Savings Plan to which all U.S. salaried employees, including all NEOs, are able to contribute a portion of their salaries on a pre-tax basis. Subject to certain Code limits, for each of our NEOs, the Company will match 50% of the first 3% of salary that is contributed to this 401(k) plan.

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Perquisites. The Company provides the NEOs with a limited number of perquisites and other personal benefits that the Committee believes are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain key executives. An item is a perquisite if it confers a direct or indirect benefit that has a personal aspect, without regard to whether it may be provided for some business reason or for the convenience of the Company, unless it is generally available on a non-discriminatory basis to all employees. An item is not a perquisite if it is integrally and directly related to the performance of the executive’s duties.

Severance. The Company has employment agreements with all of the NEOs. In addition to the compensation components listed above, these contracts provide for post-employment severance payments and benefits in the event of employment termination under certain circumstances. For more information regarding these potential severance payments and benefits, see “Employment Agreements and Potential Payments upon Termination” in the Executive Compensation section below. The Committee believes that these contracts provide an incentive to the NEOs to remain with the Company and serve to align the interests of the NEOs and Shareholders, including in the event of a potential acquisition of the Company.

Tax Deductibility of Executive Compensation. Pursuant to Section 162(m) of the Code, compensation paid or accrued by the Company for U.S. federal income tax purposes in excess of $1 million with respect to each of our CEO, our Chief Financial Officer and our other NEOs is not tax deductible. The Company’s compensation of any individual who is a “covered employee” (as defined in Section 162(m) of the Code) will remain subject to the annual $1 million tax deductibility limit regardless of loss of status as an NEO or termination of employment.  The Committee believes that Shareholder interests are best served by not restricting the Committee’s discretion and flexibility in structuring compensation programs, even if such compensation results in non-deductible expenses under applicable law.

COMPENSATION COMMITTEE REPORT

As required by Item 402(b) of Regulation S-K, the Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with the Company’s management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report is respectfully submitted on February 23, 2022 by the members of the Compensation Committee.

Jim Turner, Chair
Andrea Funk
Stephen Hagge
James Miller
Josef Müller

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table lists certain information regarding compensation earned during the Company’s last three fiscal years by the Company’s Chief Executive Officer, Chief Financial Officer and other three Executive Officers who were the highest paid during 2021.

Name and Principal Position	Year	Salary	Stock Awards (1)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings (2)	All Other Compensation (3)	Total Compensation (4)

Timothy Donahue	2021	$1,260,000	$6,368,770	$3,024,000	$1,106,979	$55,316	$11,815,065
President and Chief Executive Officer	2020	1,200,000	6,239,951	2,880,000	5,714,297	1,486,791	17,521,039
	2019	1,155,000	6,005,970	1,711,710	4,056,957	1,081,053	14,010,690

Thomas Kelly	2021	735,000	1,285,942	1,176,000	409,461	20,958	3,627,361
Senior Vice President and Chief Financial Officer	2020	710,000	1,278,019	1,136,000	2,109,946	546,439	5,780,404
	2019	685,000	1,233,018	676,780	1,666,986	443,939	4,705,723

Gerard Gifford	2021	780,000	1,857,474	1,482,000	0	66,651	4,186,125
Executive Vice President and Chief Operating Officer	2020	745,000	1,825,533	1,415,500	1,230,335	436,704	5,653,072
	2019	715,000	1,787,478	838,874	1,825,676	465,581	5,632,609

Djalma Novaes	2021	620,000	1,054,698	948,352	235,099	163,461	3,021,610
President – Americas Division	2020	600,000	1,050,026	960,000	1,516,241	401,094	4,527,361
	2019	575,000	1,006,293	887,340	1,567,452	480,606	4,516,691

Robert Bourque	2021	575,000	950,074	737,840	350,458	319,197	2,932,569
President – Transit Packaging Division	2020	550,000	935,019	660,000	1,731,920	372,938	4,249,877
	2019	525,000	892,456	632,940	1,429,464	283,152	3,763,012

(1)	The amounts in this column, computed in accordance with current Financial Accounting Standards Board guidance for accounting for and reporting of stock-based compensation, represent the aggregate grant-date fair value of time-based restricted stock and performance-based restricted stock awards (market condition for TSR, performance condition for ROIC and assuming that the target level of performance conditions were achieved) issued by the Company for the respective fiscal years. The grant-date fair market values of the time-based restricted stock awards were as follows: Mr. Donahue: $2,132,414 for 2021, $2,079,981 for 2020 and $2,001,980 for 2019; Mr. Kelly: $430,574 for 2021, $426,008 for 2020 and $411,017 for 2019; Mr. Gifford: $621,930 for 2021, $608,533 for 2020 and $595,830 for 2019; Mr. Novaes: $353,151 for 2021, $350,003 for 2020 and $335,429 for 2019 and Mr. Bourque: $318,110 for 2021, $311,684 for 2020 and $297,484 for 2019. The grant-date fair market values of the performance-based restricted stock, assuming instead that the highest level of performance conditions were to be achieved, would be as follows: Mr. Donahue: $8,472,712 for 2021, $8,024,762 for 2020 and $7,485,049 for 2019; Mr. Kelly: $1,710,736 for 2021, $1,643,567 for 2020, and $1,536,651 for 2019; Mr. Gifford: $2,471,088 for 2021, $2,347,651 for 2020 and $2,227,667 for 2019; Mr. Novaes: $1,403,094 for 2021, $1,350,374 for 2020 and $1,254,112 for 2019; and Mr. Bourque: $1,263,928 for 2021, $1,202,442 for 2020 and $1,112,240 for 2019. If the minimum level of performance conditions were not to be achieved, the value of the performance-based restricted stock awards would be $0 in all cases. Further detail surrounding the shares awarded, the method of valuation and the assumptions made are set forth in Note W, “Stock-Based Compensation” to the financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021. There can be no assurance that the amounts related to performance-based shares will ever be realized by the NEOs.

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(2)	The amounts in this column reflect the increase in actuarial lump-sum present value of defined benefit retirement plans, including supplemental plans, for the respective fiscal years. For 2021, Mr. Gifford had a decrease in actuarial lump-sum present value, which was required to be excluded from the amount reported in this column. Actuarial valuations were based on assumptions that were in accordance with the guidelines of FASB ASC Topic 715 and that are discussed in Note R, “Pension and Other Postretirement Benefits” to the financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021. Not all of the pension benefits payable to our NEOs will be paid in a lump sum. Future changes in interest rates could cause significant changes in the lump-sum value of such benefits. See footnote 4 on page 55 for more information. The change in value represents the difference between the highest year-end value disclosed for such benefit in prior years and the value of such benefit at the end of the reporting year.

(3)	The amounts in this column for 2021 include the following items:

	T. Donahue	T. Kelly	G. Gifford	D. Novaes	R. Bourque
Change in Value of SERP Life Insurance	$0	$0	$44,603	$0	$21,713
FICA on Change in SERP Valuation	51,041	16,683	17,773	7,946	122,975
Defined Contribution Plan Company Contributions *	4,275	4,275	4,275	4,275	4,275
Relocation Expenses	0	0	0	151,240	170,234
Total	$55,316	$20,958	$66,651	$163,461	$319,197

*	See the “Retirement Benefits” subsection of the Compensation Discussion and Analysis section of this Proxy Statement for a more complete description of the defined contribution benefit plans applicable to the NEOs.

(4)	See the Proxy Summary – Proposal 3 (page 7) for a description of Total Compensation for Mr. Donahue net of certain retirement-related benefits.

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Grants of Plan-Based Awards

The following table provides information about the annual incentive bonuses that the Company’s NEOs were eligible to receive for 2021 under the Company’s Economic Profit Incentive Plan and stock-based awards granted in 2021 to each of the Company’s NEOs under the Company’s Stock-Based Incentive Compensation Plan. There can be no assurance that the fair value of the performance-based stock awarded to the Company’s NEOs in 2021 will ever be realized by the NEOs. For further information and the assumptions made in determining the grant-date fair values of the stock awards, see Notes A and W to the Company’s financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Name	Grant Dates of Equity Awards	Estimated Future Payouts under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (3)	2021 Grant Date Fair Value of Stock and Option Awards (4) ($)
		Minimum ($)	Target ($)	Maximum ($)	Minimum (Shares)	Target (Shares)	Maximum (Shares)
Timothy Donahue	1/8/2021 (5)	0	1,512,000	3,024,000	0	41,642	83,284	21,786	6,368,770
Thomas Kelly	1/8/2021 (6)	0	588,000	1,176,000	0	8,408	16,816	4,399	1,285,942
Gerard Gifford	1/8/2021 (7)	0	741,000	1,482,000	0	12,145	24,290	6,354	1,857,474
Djalma Novaes	1/8/2021 (8)	0	496,000	992,000	0	6,896	13,792	3,608	1,054,698
Robert Bourque	1/8/2021 (9)	0	460,000	920,000	0	6,212	12,424	3,250	950,074

(1)	These amounts represent the range of annual non-equity incentive bonuses for which the NEOs were eligible in 2021 under the Company’s EP Plan. For further information relating to the EP Plan, see “Compensation Discussion and Analysis – Annual Incentive Bonus.” For the actual awards earned under the EP Plan for 2021, see the “Summary Compensation Table” above.
(2)	These amounts represent the range of stock-based compensation that might be realized under the 2021 performance-based restricted stock awards. The potential payouts are based on performance and are therefore at risk. The performance awards make up approximately two-thirds of the stock-based compensation. The first performance measure, representing approximately one-third of the total stock-based compensation (or half of the performance-based portion), is based upon the total shareholder return (“TSR”) achieved by the Company from January 1, 2021 to December 31, 2023 versus the TSR during that same period of a defined peer group of companies that are described in “Compensation Discussion and Analysis – Long-Term Equity Incentives” above. The second performance measure, representing approximately one-third of the total stock-based compensation (or half of the performance-based portion), is based on the Return on Invested Capital (“ROIC”) achieved by the Company from January 1, 2021 to December 31, 2023 compared to the ROIC target established by the Compensation Committee. The vesting of the performance-based shares from the 2021 award will occur in 2024, with the actual number of shares vesting dependent upon the Company’s TSR compared to that of the peer group and performance against the ROIC target. For further details, refer to Note W, “Stock-Based Compensation” to the Company’s financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021. Rights to the performance-based shares are not forfeited upon death or disability and remain subject to attainment of the performance goal. Performance-based shares may not be forfeited upon retirement at the discretion of the Committee and, if not forfeited, remain subject to attainment of the performance goal. TSR performance-based shares vest upon a “change in control” of the Company based on the Company’s TSR as compared to that of the peer group from January 1, 2021 until the time of the “change in control.” ROIC performance-based shares vest upon a “change in control” of the Company based on the ROIC of the Company compared to that of the ROIC target from January 1, 2021 until the date of the “change in control.”

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(3)	These amounts represent time-based restricted stock awarded in 2021, which constitute approximately one-third of the total stock-based compensation. Time-based restricted stock vests annually over three years from the date of the award. If a participant terminates employment due to retirement with Committee approval, disability or death, or upon a “change in control” of the Company, vesting of the award accelerates.
(4)	These amounts represent the grant-date fair value of time-based restricted stock and performance-based restricted stock awarded in 2021. The grant-date fair value of the time-based restricted stock and ROIC performance-based shares is $97.88 and is based on the closing price of the Company’s Common Stock on January 6, 2021, as adjusted to take into account that holders of unvested shares are not eligible for and do not receive dividends while such shares remain unvested. The grant-date fair value of the TSR performance-based shares is $105.96 for the January 8, 2021 awards and is based on a Monte Carlo valuation model. The Committee has determined that approximately two-thirds of the targeted value of stock awards to NEOs should be performance-based. In order for the Company in 2021 to deliver two-thirds of the value of an NEO’s targeted long-term equity incentive in performance-based restricted stock, somewhat more than one-third of the total number of shares granted were time-based restricted shares, and somewhat less than two-thirds were performance-based restricted shares because the prescribed valuation methods under FASB ASC Topic 718 result in higher per unit values for TSR performance-based restricted stock than for time-based restricted stock and ROIC performance-based restricted stock. Further details regarding these shares, the method of valuation and the assumptions made are set forth in Note W, “Stock-Based Compensation” to the financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
(5)	Represents grant to Mr. Donahue of 63,428 shares of stock-based compensation under the 2013 Stock-Based Incentive Compensation Plan (the “2013 Stock Plan”). Time-based restricted stock totaling 21,786 shares vests over a three-year period as follows: 7,262 shares on January 10, 2022, January 9, 2023 and January 8, 2024, respectively. The remaining 41,642 shares of performance-based restricted stock vest on January 8, 2024 as follows: 21,786 shares based on the Company’s ROIC from January 1, 2021 to December 31, 2023 compared to the established ROIC target; 19,856 shares based on the Company’s TSR for that same period versus the TSR of a defined peer group of companies. The final number of performance-based shares actually vesting may vary from 0 to 83,284.
(6)	Represents grant to Mr. Kelly of 12,807 shares of stock-based compensation under the 2013 Stock Plan. Time-based restricted stock totaling 4,399 shares vests over a three-year period as follows: 1,467 shares on January 10, 2022 and 1,466 shares on January 9, 2023 and January 8, 2024 respectively. The remaining 8,408 shares of performance-based restricted stock vest on January 8, 2024 as follows: 4,399 shares based on the Company’s ROIC from January 1, 2021 to December 31, 2023 compared to the established ROIC target; 4,009 shares based on the Company’s TSR for that same period versus the TSR of a defined peer group of companies. The final number of performance-based shares actually vesting may vary from 0 to 16,816.
(7)	Represents grant to Mr. Gifford of 18,499 shares of stock-based compensation under the 2013 Stock Plan. Time-based restricted stock totaling 6,354 shares vests over a three-year period as follows: 2,118 shares on January 10, 2022, January 9, 2023 and January 8, 2024, respectively. The remaining 12,145 shares of performance-based restricted stock vest on January 8, 2024 as follows: 6,354 shares based on the Company’s ROIC from January 1, 2021 to December 31, 2023 compared to the established ROIC target; 5,791 shares based on the Company’s TSR for that same period versus the TSR of a defined peer group of companies. The final number of performance-based shares actually vesting may vary from 0 to 24,290.
(8)	Represents grant to Mr. Novaes of 10,504 shares of stock-based compensation under the 2013 Stock Plan. Time-based restricted stock totaling 3,608 shares vests over a three-year period as follows: 1,203 shares on January 10, 2022 and January 9, 2023 respectively, 1,202 shares on January 8, 2024. The remaining 6,896 shares of performance-based restricted stock vest on January 8, 2024 as follows: 3,608 shares based on the Company’s ROIC from January 1, 2021 to December 31, 2023 compared to the established ROIC target; 3,288 shares based on the Company’s TSR for that same period versus the TSR of a defined peer group of companies. The final number of performance-based shares actually vesting may vary from 0 to 13,792.
(9)	Represents grant to Mr. Bourque of 9,462 shares of stock-based compensation under the 2013 Stock Plan. Time-based restricted stock totaling 3,250 shares vests over a three-year period as follows: 1,084 shares on January 10, 2022 and 1,083 shares on January 9, 2023 and January 8, 2024, respectively. The remaining 6,212 shares of performance-based restricted stock vest on January 8, 2024 as follows: 3,250 shares based on the Company’s ROIC from January 1, 2021 to December 31, 2023 compared to the established ROIC target; 2,962 shares based on the Company’s TSR for that same period versus the TSR of a defined peer group of companies. The final number of performance-based shares actually vesting may vary from 0 to 12,424.

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Outstanding Equity Awards at Fiscal Year-End

The following table shows unvested time-based restricted Common Stock and unvested performance-based restricted Common Stock held by the Company’s NEOs on December 31, 2021. There are no outstanding options. These outstanding equity awards have been granted to the Company’s NEOs under the Company’s 2013 Stock-Based Incentive Compensation Plan.

Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (1) (Shares)	Market Value of Shares or Units of Stock That Have Not Vested (2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (3) (Shares)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (2) ($)
Timothy Donahue	57,002	6,305,561	185,603	20,531,404
Thomas Kelly	11,619	1,285,294	37,935	4,196,370
Gerard Gifford	16,735	1,851,226	54,701	6,051,025
Djalma Novaes	9,522	1,053,324	31,058	3,435,636
Robert Bourque	8,507	941,044	28,448	3,146,918

(1)	These amounts represent outstanding unvested time-based restricted stock awards. Time-based restricted stock vests annually over three years from the date of the award. Accordingly, with respect to awards made in 2019, the final one-third vested on January 7, 2022. With respect to awards made in 2020, the second one-third vested on January 10, 2022 and the final one-third will vest on January 9, 2023. With respect to awards made in 2021, the first one-third vested on January 10, 2022. The second one-third will vest on January 9, 2023 and the final one-third will vest on January 8, 2024. If a participant terminates employment due to retirement with Committee approval, disability or death, or in the event of a “change in control” of the Company, vesting of the unvested time-based restricted stock awards accelerates to the date of termination or change in control.

(2)	Computed as of December 31, 2021. The closing price of the Company’s Common Stock on December 31, 2021 was $110.62.

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(3)	These amounts represent outstanding unvested performance-based restricted stock at target levels. The range of shares to be vested is 0 to 200% of the target based on the levels of performance achieved under the 2019 award from January 1, 2019 to December 31, 2021, under the 2020 award from January 1, 2020 to December 31, 2022 and under the 2021 award from January 1, 2021 to December 31, 2023. The number reported does not include any additional shares that may be awarded after December 31, 2021 based upon the Company’s performance but does include shares that may be forfeited based on the Company’s performance. On January 7, 2022, TSR performance-based shares earned pursuant to the 2019 awards vested as follows: for Mr. Donahue – 80,824 shares with a value on December 31, 2021 of $8,940,751; for Mr. Kelly – 16,592 shares with a value on December 31, 2021 of $1,835,407; for Mr. Gifford – 24,054 shares with a value on December 31, 2021 of $2,660,853; for Mr. Novaes – 13,542 shares with a value on December 31, 2021 of $1,498,016; and for Mr. Bourque – 12,010 shares with a value on December 31, 2021 of $1,328,546. On February 24, 2022, ROIC performance-based shares earned pursuant to the 2019 awards vested as follows: for Mr. Donahue – 60,427 shares with a value on December 31, 2021 of $6,684,435; for Mr. Kelly – 12,406 shares with a value on December 31, 2021 of $1,372,352; for Mr. Gifford – 17,984 shares with a value on December 31, 2021 of $1,989,390; for Mr. Novaes – 10,124 shares with a value on December 31, 2021 of $1,119,917; and for Mr. Bourque – 8,979 shares with a value on December 31, 2021 of $993,257. For further information relating to performance-based share vesting, see “Compensation Discussion and Analysis – Long-Term Equity Incentives.” Rights to the performance-based shares are not forfeited upon death or disability and remain subject to attainment of the performance goal. Performance-based shares may not be forfeited upon retirement at the discretion of the Committee and, if not forfeited, remain subject to attainment of the performance goals. TSR performance-based shares vest upon a “change in control” of the Company based upon the Company’s TSR as compared to that of the peer group at the time of the “change in control.” ROIC performance-based shares vest upon a “change in control” of the Company based upon the ROIC of the Company compared to that of the ROIC target through the date of the “change in control.”

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Option Exercises and Stock Vested

The following table shows the number of shares of the Company’s Common Stock acquired and the actual value received during 2021 upon the vesting of stock awards. The Company does not issue stock options to its NEOs.

	Stock Awards
Name	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting (2) ($)
Timothy Donahue	132,853	13,151,190
Thomas Kelly	27,189	2,691,479
Gerard Gifford	39,444	3,904,546
Djalma Novaes	22,509	2,228,101
Robert Bourque	18,945	1,878,395

(1)	Amounts in this column are time-based and performance-based restricted stock that vested in 2021. The 2018 award of performance-based restricted stock vested at 148.5% in 2021. For further information relating to the vesting of performance-based share awards, see “Compensation Discussion and Analysis – Long-Term Equity Incentives.”
(2)	The amounts in this column are the aggregate dollar amount realized upon vesting, calculated by multiplying the number of shares of stock times the market value of the Company Common Stock at the date(s) of vesting.

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Pension Benefits

The following table shows the present value of estimated benefits payable upon retirement to the NEOs under the Company’s U.S. Pension Plan, Senior Executive Retirement Plan and Restoration Plan, which are the defined-benefit pension plans maintained by the Company in which the NEOs participate.

Name	Plan Name (1)(2)	Number of Years Credited Service (3)	Present Value of Accumulated Benefit (4)(5) ($)
Timothy Donahue	Pension Plan SERP	31 31	1,321,030 21,511,772
Thomas Kelly	Pension Plan SERP	30 30	1,355,883 9,227,996
Gerard Gifford	Pension Plan SERP/Restoration Plan (6)	39 39	1,736,913 13,550,077
Djalma Novaes	Pension Plan SERP	11 22	502,501 6,123,431
Robert Bourque	Pension Plan SERP	28 28	907,227 4,746,440
(1)	The U.S. Pension Plan in which all NEOs participate is designed and administered to qualify under Section 401(a) of the Code. For further information, see “Compensation Discussion and Analysis – Retirement Benefits.”
(2)	The annual benefit for the NEOs under the SERP is based upon a formula equal to (i) 2.0% of the average of the five highest consecutive years of earnings during the last 10 years of service (consisting of salary and bonus, but excluding stock compensation, and determined without regard to the limits imposed on tax-qualified plans) times years of service up to twenty years plus (ii) 1.45% of such average earnings for the next fifteen years of service plus (iii) at the discretion of the Compensation Committee, 1% of such average earnings for years of service beyond thirty-five years less (iv) Social Security old-age benefits (and similar benefits provided in foreign jurisdictions) attributable to employment with the Company and the Company-funded portion of the executive’s Pension Plan benefits. In the case of Mr. Gifford, the SERP is also reduced by his benefits under the Company’s Restoration Plan. For further information, see “Compensation Discussion and Analysis – Retirement Benefits.”
(3)	Years of service are rounded to the nearest full year.
(4)	The calculation of the lump-sum present value is based on assumptions that were in accordance with the guidelines of FASB ASC Topic 715 and that are discussed in Note R, “Pension and Other Postretirement Benefits” to the financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021. Not all of the pension benefits payable to our NEOs will be paid in a lump sum. Interest rates strongly affect the present value of such benefits. Future changes in interest rates could cause significant changes in the lump-sum value of such benefits.
(5)	All of the benefits are vested with respect to the NEOs.
(6)	The annual supplemental retirement benefit for Mr. Gifford under the Restoration Plan is equal to the difference between (i) the annual benefit he would have accrued under the U.S. Pension Plan if his target bonus amount were included in compensation for purposes of calculating his benefit under such Plan and if certain statutory limitations on benefit accrual did not apply and (ii) the annual benefit he actually accrued under the U.S. Pension Plan.

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Employment Agreements and Potential Payments upon Termination

The Company has employment agreements with all of its NEOs. In addition to the compensation and benefits described above, these contracts provide for certain post-employment severance payments in the event of employment termination under certain circumstances. The Committee believes that these contracts provide an incentive to the NEOs to remain with the Company and serve to align the interests of the NEOs and Shareholders, including in the event of a potential acquisition of the Company.

Under his employment agreement, Mr. Donahue has agreed that, during his employment and for two years thereafter, he will not compete with the Company or solicit Company employees to terminate employment with the Company. All other NEOs are subject to a similar non-competition provision that is limited to a one-year post-employment period prior to a change in control and two years following a change in control.

Under the agreement for each of the NEOs, if the executive’s employment is terminated because of a voluntary termination or retirement, the Company will pay the executive his base salary through the date of termination or retirement, a pro-rated bonus payment and any vested retirement, incentive or other benefits. The pro-rated bonus payment is based on the actual bonus for all NEOs except for Mr. Gifford, whose pro-rated payment is based on his target bonus in the event of his voluntary termination or retirement. In the event of death, the compensation is identical to the above except that the pro-rated bonus payment is based on the actual bonus for Mr. Donahue and Bourque, but on the target bonus for Messrs. Kelly, Gifford and Novaes. All payments will be made to the executive’s estate in the event of death. In the case of a termination of employment due to a disability, each of the NEOs other than Mr. Donahue will be entitled to his base salary through the date of disability, a pro-rated bonus payment and any vested retirement, incentive or other benefits, plus an annual disability benefit equal to 75% of his base salary. The pro-rated bonus payment is based on the target bonus for Messrs. Kelly, Gifford and Novaes and the actual bonus for Mr. Bourque. In the case of Mr. Donahue’s disability, he will be entitled to his base salary through the date of disability, an annual disability benefit equal to 100% of his base salary plus a bonus equal to the average annual bonus paid or payable to him for the three most recently completed years, and any vested retirement, incentive or other benefits. If the employment of any of the NEOs is terminated for “Cause,” the Company will pay to the executive only the base salary owed through his date of termination and his vested retirement, incentive or other benefits.

Under the agreement for Mr. Donahue, if the employment of the executive is terminated by the Company without Cause or by the executive for “Good Reason” other than within the 12-month period following a “Change in Control,” in addition to the executive’s base salary through the date of termination, the Company will pay to the executive (i) a pro-rated actual bonus payment and (ii) a lump-sum payment equal to three times the sum of the executive’s base salary and his target bonus for the year of termination. Under the agreement for each of the other NEOs, upon the termination of the executive’s employment by the Company without Cause other than within the 12-month period following a Change in Control, the Company will pay to the executive (i) his base salary through the date of termination, (ii) a pro-rated actual (but, for Mr. Gifford, a pro-rated target) bonus payment and (iii) a lump-sum payment equal to the executive’s annual base salary.  In all such cases, the Company will also pay to the executive any vested retirement, incentive or other benefits.

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Under the agreement for each of the NEOs, if the executive’s employment is terminated by the Company without Cause or by the executive for Good Reason, during the 12-month period following a Change in Control, the Company will pay him (i) his base salary through the date of termination plus, (ii) a lump-sum payment equal to three times the sum of the executive’s base salary and his average bonus over the three completed years prior to the year of termination. On a Change in Control, all stock options and time-based restricted stock granted to the executive by the Company will become fully vested and, in the case of stock options, immediately exercisable. In addition, on a Change in Control, performance-based restricted stock will vest based upon the Company’s performance as compared to the applicable performance goals between the start of the measurement period and the date of the Change in Control. In all such cases, the Company will also pay to the executive any vested retirement, incentive or other benefits. To the extent that the executive would be subject to the excise tax under Code Section 4999 on the amounts and benefits received on a Change in Control for purposes of Code Section 280G, either (i) such amounts and benefits will be reduced or delayed by the minimum amount necessary such that no portion of the amount or benefits is subject to the excise tax or (ii) the full amount and benefits shall be paid, whichever, after taking into account all applicable taxes, including the excise tax, results in the executive’s receipt, or an after-tax basis, of the greater amount and benefits.

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The following table provides estimates of the potential severance and other post-termination benefits each NEO would receive assuming his employment was terminated as of December 31, 2021.

Name	Benefit	Termination upon Retirement, Disability or Death (1) ($)	Resignation for Good Reason prior to a Change in Control ($)	Termination without Cause prior to a Change in Control ($)	Termination without Cause or Resignation for Good Reason after a Change in Control (2) ($)
Timothy Donahue	Salary:		3,780,000	3,780,000	3,780,000
	Bonus:	3,024,000	7,560,000	7,560,000	6,327,510
	Accelerated Restricted Stock Vesting: (3)	6,305,561			26,836,965
	Total:	9,329,561	11,340,000	11,340,000	36,944,475
Thomas Kelly	Salary:			735,000	2,205,000
	Bonus:	1,176,000		1,176,000	2,496,580
	Accelerated Restricted Stock Vesting (3)	1,285,294			5,481,664
	Total:	2,461,294		1,911,000	10,183,244
Gerard Gifford	Salary:			780,000	2,340,000
	Bonus:	741,000		741,000	3,103,864
	Accelerated Restricted Stock Vesting: (3)	1,851,226			7,902,251
	Total:	2,592,226		1,521,000	13,346,115
Djalma Novaes	Salary:			620,000	1,860,000
	Bonus:	948,352		948,352	2,159,472
	Accelerated Restricted Stock Vesting: (3)	1,053,324			4,488,960
	Total:	2,001,676		1,568,352	8,508,432
Robert Bourque	Salary:			575,000	1,725,000
	Bonus:	737,840		737,840	2,046,210
	Accelerated Restricted Stock Vesting: (3)	941,044			4,087,962
	Total:	1,678,884		1,312,840	7,859,172

(1)	The bonus amounts in this column assume a retirement scenario. In death or disability scenarios, the amounts for some of the NEOs would be lower because, in these cases, bonus calculations are based on target, and not actual, bonus amounts.
(2)	In addition, as indicated in the Pension Benefits table, each of our NEOs is a participant in the Company’s SERP. Currently, the SERP benefits of all NEOs are vested. In addition, as soon as administratively practicable but in no event more than 10 business days after a Change in Control, all benefits under the SERP will be paid to each NEO in a cash lump sum.
(3)	In the case of retirement with Committee approval, disability or death, the vesting of time-based restricted stock awards accelerates and the performance-based shares remain outstanding, subject to performance conditions until the performance period ends. Accordingly, no performance share compensation has been provided for terminations upon retirement, disability or death because payout cannot be assured. On a Change in Control, all time-based restricted stock will become vested, and performance-based restricted stock will vest based upon the Company’s achievement of the performance goals between the beginning of the relevant measurement period(s) and the date of the Change in Control. For termination after a Change in Control, the table assumes that the target level of performance share compensation will be achieved. For further details, refer to the Outstanding Equity Awards at Fiscal Year-End table above and Note W, “Stock-Based Compensation” to the Company’s financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

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Pay Ratio Disclosure

Federal law requires that the Company disclose the ratio of its CEO’s total compensation to the total compensation of its median employee (excluding the CEO). To determine this ratio we utilized our global workforce consisting of all U.S., non-U.S., full-time, part-time and temporary employees of the Company and its consolidated subsidiaries, except that, pursuant to the de minimis exemption as permitted by SEC rules, we excluded all non-U.S. employees located in certain jurisdictions representing, in the aggregate, less than 5% of our total employees.  The jurisdictions and numbers of non-U.S. employees excluded were Cambodia (780 employees), Indonesia (116 employees), Kenya (33 employees), Jamaica (37 employees), Bulgaria (57 employees), Trinidad (18 employees), Barbados (37 employees) and Tunisia (121 employees).  The total number of employees in our global workforce (excluding the CEO), irrespective of any exemption, was 24,043 employees, 6,233 of whom were U.S. employees and 17,810 of whom were non-U.S. employees.  After application of the de minimis exemption, the total number of U.S. employees used was 6,233, and the total number of non-U.S. employees used was 16,611. No assumptions, cost-of-living adjustments or other estimates with respect to compensation were made, except that the compensation was annualized for all full-time employees who began employment during 2021. The Company identified its median employee by using total compensation from the Company’s payroll records as of December 31, 2021. The Company’s median employee was based outside of the U.S. The median employee’s total compensation was calculated using the same methodology used to calculate the Total Compensation of the CEO as set forth in the Summary Compensation Table included in the Executive Compensation section of this Proxy Statement. The median employee’s total compensation was $34,999, and the total compensation of the CEO was $11,815,065. Accordingly, the ratio of the annual total compensation of the CEO to the median of the annual total compensation of all employees of the Company, except the CEO, is 337.6.

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PRINCIPAL ACCOUNTANT FEES AND SERVICES

The firm of PricewaterhouseCoopers LLP, an independent registered public accounting firm, were the independent auditors for the most recently completed fiscal year. The Audit Committee has appointed PricewaterhouseCoopers as independent auditors to audit and report on the Company’s financial statements for 2022. PricewaterhouseCoopers perform annual audits of the Company’s financial statements and assist the Company in the preparation of various tax returns around the world. A representative or representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting. Such representatives are also expected to be available to respond to questions raised orally at the Annual Meeting or submitted in writing to the Office of the Corporate Secretary of the Company before the Annual Meeting.

The Audit Committee reviewed the fees of PricewaterhouseCoopers for the fiscal years ended December 31, 2021 and December 31, 2020. The Company paid fees in the following categories:

(1) Audit Fees were for professional services rendered for the audits of effectiveness of the internal control over financial reporting and consolidated financial statements of the Company, including the U.S. integrated financial statement and internal controls audit, statutory audits, issuance of comfort letters, consents and assistance with and review of documents filed with the SEC.

(2) Audit-Related Fees were for fees for due diligence in connection with mergers and acquisitions and other assurance-related services performed in connection with statutory requirements in various countries. In 2021, Audit-Related Fees consisted largely of accounting services performed in connection with the Company’s ongoing strategic review, specifically carve-out audits of certain of the Company’s business units.

(3) Tax Compliance Fees were for services rendered for tax compliance, including the preparation of tax returns and claims for refunds.

(4) Tax Advisory Services Fees were for tax planning and advice.

(5) All Other Fees were for services rendered for assistance provided primarily to non-U.S. subsidiaries.

The amount of fees for each category in 2021 and 2020 are set forth below.

	2021	2020
Audit Fees	$8,256,000	$9,408,000
Audit-Related Fees	2,685,000	6,315,000
Tax Compliance Fees	256,000	320,000
Tax Advisory Services Fees	1,421,000	1,148,000
All Other Fees	81,000	21,000

All of the services described above were approved by the Audit Committee. The Audit Committee also evaluated whether the non-audit fees paid to PricewaterhouseCoopers are compatible with maintaining their independence as auditors. The Audit Committee reviews each year the level of Audit and Audit-Related Fees in relation to all other fees paid to the independent auditors. In carrying out this responsibility, the Audit Committee may obtain input from Company management on the general level of fees. The Audit Committee pre-approves all audit and permitted non-audit services, and related fees, to be performed by the Company’s independent auditors. In addition to the Audit Committee’s annual pre-approval, under the Audit Committee Charter the Chair of the Audit Committee has the authority to review and approve other services that may arise during the year with proposed fees up to $250,000 per transaction and reports back any such approvals to the full Audit Committee. Pursuant to this authority, during 2021 the Chair reviewed and approved $250,000 of such services.

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AUDIT COMMITTEE REPORT

The Audit Committee provides assistance to the Board of Directors by its oversight of the financial accounting practices and the internal controls of the Company and represents the Board in connection with the services rendered by the Company’s independent auditors, who report directly to the Audit Committee.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed with the Company’s management and its independent auditors the audited financial statements for the fiscal year ended December 31, 2021 and the Company’s system of internal controls and its effectiveness. Management is responsible for the financial statements and the reporting process, including the system of internal controls, and has represented to the Audit Committee that such financial statements were prepared in accordance with generally accepted accounting principles. The Company’s independent auditors, PricewaterhouseCoopers LLP, are responsible for expressing an opinion as to whether the financial statements fairly present in all material respects the financial position, results of operations and cash flows of the Company in accordance with generally accepted accounting principles in the United States. PricewaterhouseCoopers have informed the Audit Committee that they have given such an opinion with respect to the audited financial statements for the fiscal year ended December 31, 2021.

The Audit Committee discussed with the independent auditors the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee discussed with the independent auditors the auditors’ independence from the Company and its management, including the matters in the written disclosures and letter which were received by the Audit Committee from the independent auditors as required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee regarding independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

This report is respectfully submitted on February 23, 2022 by the members of the Audit Committee.

B. Craig Owens, Chair
Richard Fearon
Andrea Funk
Josef Müller
Caesar Sweitzer
Dwayne Wilson

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PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed the firm of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as independent auditors to audit and report on the Company’s financial statements for 2022.

Although the submission to Shareholders of the appointment of PricewaterhouseCoopers is not required by law or the Company’s By-Laws, the Audit Committee believes it is appropriate to submit this matter to Shareholders to allow a forum for Shareholders to express their views with regard to the Audit Committee’s selection. In the event Shareholders do not ratify the appointment, the Audit Committee may reconsider the appointment of PricewaterhouseCoopers.

The Board of Directors Recommends a Vote FOR the Ratification of the

Appointment of PricewaterhouseCoopers LLP as Independent Auditors.

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PROPOSAL 3: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

At the Annual Meeting, the Company will conduct a Shareholder vote on an advisory resolution to approve executive compensation, commonly referred to as a “Say-on-Pay” vote. The Company currently conducts Say-on-Pay votes on an annual basis, and it expects to conduct the next Say-on-Pay vote at the Company’s 2023 Annual Meeting of Shareholders.

The Board of Directors encourages Shareholders, in deciding whether to vote in favor of the advisory resolution below, to review the compensation-related elements of this Proxy Statement, including those in the Proxy Statement Summary, the CD&A and the tables and related narrative in the Executive Compensation section, for details regarding the Company’s executive compensation program and 2021 compensation of Named Executive Officers.

The Board of Directors believes that the executive compensation program aligns the compensation of the Company’s executive management with the long-term interests of Shareholders. To align these interests, the Company compensates executive management with time-based and performance-based restricted stock and also ties a significant portion of executive cash compensation to performance-based metrics that drive shareholder value.

RESOLVED, that the Shareholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed in the Compensation Discussion & Analysis, the compensation tables and the related disclosure contained in the Company’s Proxy Statement for its 2022 Annual Meeting.

Although the vote is non-binding, the Board of Directors and the Compensation Committee expect to take into account the outcome of the vote when considering future executive compensation.

The Board of Directors Recommends a Vote FOR the

Approval of this Advisory Resolution on Executive Compensation.

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PROPOSAL 4: ADOPTION OF THE 2022 STOCK-BASED INCENTIVE COMPENSATION PLAN

The Board of Directors has adopted, and recommends that the Shareholders approve, the Crown Holdings, Inc. 2022 Stock-Based Incentive Compensation Plan (the “Stock Plan”). The general purpose of the Stock Plan is to assist the Company, its subsidiaries and affiliates in attracting and retaining management employees and non-employee Directors by offering them a greater stake in the Company’s success and a closer identity with it and by encouraging ownership of the Company’s Common Stock by such employees and non-employee Directors. The Stock Plan will accomplish these goals by allowing eligible employees and non-employee Directors of the Company, its subsidiaries and affiliates to receive awards of deferred stock, restricted stock, stock options or stock appreciation rights, and providing for annual awards of unrestricted stock to non-employee Directors of the Company. The persons eligible to participate in the Stock Plan include any employee of the Company, its subsidiaries or affiliates (including any Director of the Company who is an employee) and any non-employee Director of the Company. The Stock Plan will be administered by a committee appointed by the Board (the “Plan Committee”). All of the members of the Plan Committee are independent under the listing standards of the NYSE.

Upon Shareholder approval of the Stock Plan, the Company will terminate the 2013 Stock-Based Incentive Compensation Plan (the “2013 Plan”) (which expires next year by its terms) and the Crown Holdings, Inc. Stock Compensation Plan for Non-Employee Directors (the “Director Plan” and, collectively with the 2013 Plan, the “Prior Plans”) as of the Stock Plan’s effective date. The total number of shares of Common Stock that are being authorized for grant under the Stock Plan is 2,750,000 (subject to adjustments for stock splits, stock dividends and the like), plus the shares that were authorized to be granted but have not been issued under the Prior Plans. The total number of new shares authorized for grant under the Stock Plan will equal approximately 2.22% of the outstanding Common Stock of the Company as of March 8, 2022. No individual employee or non-employee Director may be granted more than 500,000 shares under the Stock Plan during any calendar year.

Basis for Board’s Adoption of the Stock Plan. Prior to adopting the Stock Plan, the Compensation Committee and the Board considered the various aspects of the Stock Plan, including the number of shares authorized under the Stock Plan, the cost of issuing additional shares, the impact of share dilution on our existing Shareholders and the central role of equity-based incentive compensation in the Company’s executive compensation program, as described more fully in the Compensation Discussion and Analysis section of this Proxy Statement. The Board considered the benefits of having one plan that covered both employees and non-employee Directors, rather than two separate plans. The Board also considered the advice of Pay Governance, who served as the executive compensation consultant to the Compensation Committee during 2021 and was retained by the Compensation Committee for 2022, regarding the structure of the Stock Plan and the number of shares to be authorized thereunder. The Board’s purpose in adopting the Stock Plan was to ensure the longevity, effectiveness and administrative flexibility of the long-term equity incentive component of the Company’s executive compensation program.

The Stock Plan is intended to give the Company the flexibility to grant options, stock appreciation rights (“SARs”), restricted stock and deferred stock (collectively called “Awards”) to its Named Executive Officers and a broad section of its management employees in addition to providing its non-employee Directors annual grants of unrestricted stock. In determining the number of shares to authorize under the Stock Plan, the Board considered the number of shares remaining for issuance under the Prior Plans as well as historic grant rates. Based on the Company’s historic grant practices, unless the Stock Plan is approved by Shareholders, the 2013 Plan will expire and the Company will lose the flexibility to grant equity-based incentive Awards at levels the Board and the Compensation Committee believe to be critical to motivating and rewarding the Company’s employees and non-employee Directors for their contributions to the success of the Company and the growth in value of its Common Stock.

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2022 Stock Plan Share Reserve
Shares available for issuance under Prior Plans	1,939,257
Additional Shares requested under 2022 Stock Plan	2,750,000
Maximum Shares available for issuance under 2022 Stock Plan (if this Proposal is approved)	4,689,257

Based on the foregoing considerations, the Board concluded that it is in the best interests of the Company and its Shareholders for its Shareholders to approve the Stock Plan. The Board determined that the costs to the Company’s Shareholders of approving the Stock Plan would be outweighed by the benefits to be achieved by appropriately compensated and motivated employees and non-employee Directors. If the Stock Plan is approved, the Board and the Compensation Committee will continue to monitor and evaluate the benefits and risks to the Company and its Shareholders in granting the shares available for issuance under the Stock Plan.

Plan Governance Features and Best Practices. The Stock Plan was designed to include a number of provisions that the Company believes will reinforce the alignment between the interests of the participants in the Stock Plan and those of the Company’s Shareholders. These provisions include, but are not limited to, the following:

•	No Discounted Options or SARs. Stock options and SARs may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.
•	No Repricing, Replacement or Repurchase without Shareholder Approval. The Company may not reprice, replace or repurchase any stock option, SAR or other Award without Shareholder approval.
•	Minimum Vesting Requirements. Generally, Awards made to employees that do not vest upon the achievement of specified performance goals must be granted with a minimum vesting period of three years, provided that up to one-third of each such Award may vest on each anniversary of the grant date. Awards that vest upon the achievement of specified performance goals may be granted with a minimum vesting period of one year. However, the Plan Committee does retain the authority to accelerate the vesting of any Award.
•	No Liberal Share Recycling. If any shares subject to an Award are retained or reacquired by the Company in payment of an exercise price or satisfaction of a withholding or other tax obligation in connection with any Award, such shares shall not be made available for future Awards under the Stock Plan. SARs to be settled in shares are counted in full against the number of shares available for award under the Stock Plan, regardless of the number of shares issued upon settlement of the SAR.
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•	Clawback. With respect to any Award that is based upon a performance goal, if the Company is required to restate its financial statements resulting in the Company’s financial results being reduced such that the Award (or any portion thereof) would not have been awarded or would have been smaller, the Plan Committee may reduce such Award if it determines that the employee engaged in intentional misconduct or fraud that resulted in such restatement, and the Company will be entitled to seek recoupment from the employee for the amount of any excess, as the Plan Committee deems appropriate.
•	No Dividend Payments on Unvested Awards. The Stock Plan does not permit the payment of dividends on unvested Awards.
•	No Transferability. No Award may be transferred, assigned, pledged or encumbered by a participant except pursuant to the laws of descent and distribution or as approved by the Plan Committee for estate planning purposes.
•	No Evergreen Provision. There is no “evergreen” feature pursuant to which the shares authorized for issuance under the Stock Plan can be automatically replenished.
•	No Automatic Grants. The Stock Plan does not provide for “reload” or other automatic grants to participants.
•	No Tax Gross-Ups. The Stock Plan does not provide for any tax gross-ups to participants.
•	Independent Administration. The Stock Plan is administered by the Plan Committee, which is comprised entirely of “independent directors” within the meaning of the rules of the New York Stock Exchange and “non-employee Directors” under Rule 16b-3 of the Exchange Act.

Outstanding Awards / Three-Year Burn Rate. The following table sets forth information regarding unvested restricted stock Awards as of March 8, 2022. These figures represent an update to those provided in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed on February 28, 2022, primarily as a result of restricted stock Award vesting and annual stock Awards approved in 2022.

Restricted Stock Awards Outstanding

1,163,012

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The following table sets forth information regarding net Awards granted and/or vested, the burn rate for each of the last three years and the average burn rate over the period of the last three years.

Year	Total Stock Awards Granted (1)	Weighted Average Number of Shares of Common Stock Outstanding	Burn Rate (2)

2021	390,057	130,380,000	0.30%
2020	392,231	133,530,000	0.31%
2019	416,029	133,890,000	0.31%
3-year average			0.31%

(1)	Shares granted include performance-based Awards in the year in which they are vested and not in the year that they are granted.
(2)	The burn rate is calculated as (a) time-based restricted stock Awards granted in a year plus (b) performance-based restricted stock vested in such year, the sum of which is divided by the weighted average number of shares of Common Stock outstanding.

Summary of the Stock Plan

The following general description of certain features of the Stock Plan is qualified in its entirety by reference to the Stock Plan that was filed with the SEC as an appendix to the Company’s Proxy Statement and is available at www.crowncork.com/investors/proxy-online.

General. The Stock Plan authorizes the grant of options, stock appreciation rights, restricted stock and deferred stock to employees and non-employee Directors of the Company and unrestricted stock to non-employee Directors. Options granted under the Stock Plan may be either “incentive stock options,” as defined in section 422 of the Code, or nonqualified stock options, as determined by the Plan Committee.

Eligibility. The Stock Plan provides that Awards may be granted to any employee of the Company, its subsidiaries or affiliates (including a Director of the Company who is such an employee) or any non-employee Director.

Administration. The Stock Plan is administered by the Plan Committee. Subject to the other provisions of the Stock Plan, the Plan Committee has the authority to:

•	interpret the Stock Plan;
•	establish and amend rules and regulations relating to the Stock Plan;
•	select the participants and determine the type of Awards to be made to participants, the number of shares subject to Awards and the terms, conditions, restrictions and limitations of Awards;
•	make all other determinations it deems necessary or advisable for the administration of the Stock Plan; and
•	to the extent permitted by applicable law, delegate some or all of its authority with respect to the Stock Plan and Awards to any executive Officer of the Company or any other person designated by the Plan Committee.
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Each Award granted under the Stock Plan is evidenced by a written Award agreement between the participant and the Company that describes the Award and states the terms and conditions to which the Award is subject. The principal terms and conditions of each particular type of Award are described below.

If any Award is forfeited, or if any option terminates, expires or lapses without being exercised, shares of Common Stock subject to such Award will again be available for future grant. In addition, any shares issued to satisfy award obligations under the plan of another entity that is acquired by the Company will not count against the number of shares available for grant under the Stock Plan. SARs that are exercised and settled in shares of Common Stock shall be counted in full against the number of shares of Common Stock available for Award under the Stock Plan, regardless of the number of shares that may be issued upon settlement of the SAR. Any shares of Common Stock tendered by a recipient of an Award in payment of an exercise price for an Award or the tax liability with respect to an Award, including any shares withheld from any such Award, shall not be available for award under the Stock Plan. Finally, if there is any change in the Company’s corporate capitalization, the Plan Committee shall adjust the total number of shares authorized for grant under the Stock Plan and shall make equitable adjustments to any outstanding Awards.

Performance Goals

The Plan Committee may condition the grant and vesting or exercise of any Award on the achievement of performance objectives, which may be measured absolutely or relative to an index or peer group, including:

•	the price of Common Stock,
•	the market share of the Company, its subsidiaries or affiliates (or any business unit thereof),
•	sales by the Company, its subsidiaries or affiliates (or any business unit thereof),
•	earnings per share of Common Stock,
•	total shareholder return,
•	costs of the Company, its subsidiaries or affiliates (or any business until thereof),
•	cash flow of the Company, its subsidiaries or affiliates (or any business unit thereof),
•	return on total assets of the Company, its subsidiaries or affiliates (or any business unit thereof),
•	return on invested capital of the Company, its subsidiaries or affiliates (or any business unit thereof),
•	return on net assets of the Company, its subsidiaries or affiliates (or any business unit thereof),
•	operating income of the Company, its subsidiaries or affiliates (or any business unit thereof),
•	net income of the Company, its subsidiaries or affiliates (or any business unit thereof) or
•	any other financial or other measurement relating to the operations of the Company, its subsidiaries or affiliates (or any business unit thereof).
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If the Plan Committee determines that performance goals are rendered unsuitable because of a change in the business, operations, corporate structure or capital structure of the Company or in the manner in which the Company conducts its business or because of other events or circumstances, the Plan Committee may modify such performance goals or the related minimum acceptable level of achievement, in whole or in part, as it deems appropriate and equitable.

Deferred Stock and Restricted Stock

An Award of deferred stock is an agreement by the Company to deliver to the recipient a specified number of shares of Common Stock at the end of a specified deferral period, subject to the fulfillment of conditions specified in the Award agreement. During the deferral period, the recipient cannot vote the shares of the deferred stock.

An Award of restricted stock is a grant to the recipient of a specified number of shares of Common Stock that are subject to forfeiture upon specified events during the restriction period. Each grant of restricted stock will specify the length of the restriction period and will include restrictions on transfer to third parties during the restriction period. During the restriction period, the recipient can vote the shares of restricted stock.

Annual Unrestricted Stock Awards for Non-Employee Directors

For each calendar quarter, each non-employee Director shall be awarded unrestricted Common Stock equal to 25% of the value of the annual Common Stock award for non-employee Directors (which shall be the same for all non-employee Directors), as determined by the Board on an annual basis. Each such award shall be made following the end of such calendar quarter and pursuant to current practices the number of shares of Common Stock awarded is determined based upon the average of the closing price of the Common Stock on the 2nd through 6th trading days following announcement of the Company’s quarterly financial results rounded up to the next whole share.

Options

An option is the right to purchase shares of Common Stock for a specified period of time at a fixed price (the “exercise price”). Each option agreement will specify the exercise price, the type of option, the term of the option, the date when the option will become exercisable and any applicable performance goals.

Exercise Price. The Plan Committee will determine the exercise price of an option at the time the option is granted. The exercise price under an option will not be less than 100% of the fair market value of Common Stock on the date the option is granted (or 110% in the case of an incentive stock option granted to a 10% Shareholder).

Forms of Exercise. Payment for shares issued upon exercise of an option generally may be made in cash, through a broker or bank from the proceeds of the sale of the shares purchased through the exercise of the option or, with the Plan Committee’s consent, with certain other shares of Common Stock held by the optionee (including restricted stock); however, with respect to officers of the Company who are subject to Section 16 of the Securities Exchange Act of 1934, the Plan Committee’s consent will not be required. If an option is exercised with restricted stock that has not yet vested, the shares received upon exercise of the option will be subject to the same restrictions as the restricted stock.

Term of the Option. The term of an option granted under the Stock Plan will be no longer than ten years from the date of grant.

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Stock Appreciation Rights

A stock appreciation right entitles the recipient to receive, upon exercise of the right, the increase in the fair market value of a specified number of shares of Common Stock from the date of the grant of the SAR to the date of exercise, payable in cash, shares of Common Stock or any combination thereof. Any grant may specify a waiting period or periods before the SAR may become exercisable and permissible dates or periods on or during which the SAR shall be exercisable. No SAR may be exercised more than ten years from the grant date.

Dividends

Dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares of Common Stock subject to an Award, as determined by the Plan Committee and contained in the applicable Award agreement; provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested under the terms of such Award agreement, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of such Award agreement (including, but not limited to, any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to the Company on the date, if any, such shares are forfeited to the Company due to a failure to meet any vesting conditions under the terms of such Award agreement.

General Provisions

Vesting. Each grant of deferred/restricted stock shall specify the deferral/restriction period and any other conditions to which future delivery of shares to the recipient is subject, including any applicable performance goals. The minimum deferral/restriction period for deferred/restricted stock Awards that vest over time is three years (with up to one-third of the Award permitted to vest annually). The minimum deferral/restriction period for deferred/restricted stock Awards that vest based on the achievement of specified performance goals is one year. Each grant of options or SARs shall specify the length of service and/or any applicable performance goals that must be achieved before such grant becomes exercisable. The minimum vesting period for options and SARs is three years (with up to one-third of the Award permitted to vest annually), and the minimum vesting period for options and SARs that vest based on the achievement of performance goals is one year. Notwithstanding the foregoing, the Plan Committee retains the authority, in its sole discretion, to accelerate the vesting of any Award at any time.

Effect of a Change in Control. Upon a “change in control” of the Company, the Plan Committee may at its discretion: (i) fully vest any or all Awards; (ii) deem all applicable performance goals to have been achieved at 100% of target levels; (iii) cancel any outstanding Awards in exchange for a cash payment of an amount (including zero) equal to the difference between the then fair market value of the Award less the option or base price of the Award; (iv) after having given the participant a reasonable chance to exercise any outstanding options or SARs, terminate any or all of the participant’s unexercised options or SARs; (v) where the Company is not the surviving corporation, cause the surviving corporation to assume all outstanding Awards or replace all outstanding Awards with comparable awards; or (vi) take such other action as the Plan Committee shall determine to be appropriate. A “change in control” for purposes of the Stock Plan includes: (a) the acquisition by an unrelated party of more than 25% of the voting securities of the Company; (b) a change in Board membership over any two year period such that the members of the Board at the beginning of such period (or any new members endorsed by at least two-thirds of such Board members or such approved successors) fail to constitute a majority of the members of the Board; (c) mergers or consolidations in which existing Shareholders do not own at least 75% of the voting securities of the resulting entity; or (d) the complete liquidation of the Company or the sale or other disposition of all or substantially all of the Company’s assets.

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Nontransferability of Awards. In general, during a participant's lifetime, his or her Awards shall be exercisable only by the participant and shall not be transferable other than by will or the laws of descent and distribution. However, the Plan Committee may provide for limited lifetime transfers of Awards, other than with respect to Awards of incentive stock options.

Recoupment. With respect to any Award that is based upon a performance goal, if the Company is required to restate its financial statements resulting in the Company’s financial results being reduced such that the Award (or any portion thereof) would not have been awarded or would have smaller, the Plan Committee may reduce such Award if it determines that the participant engaged in intentional misconduct or fraud that resulted in such restatement, and the Company will be entitled to seek recoupment from the participant for the amount of any excess, as the Plan Committee deems appropriate.

Effective Date, Amendments and Termination of the Stock Plan. The Stock Plan will be effective as of the date approved by the Company’s Shareholders. The Board of Directors has the authority to amend or terminate the Stock Plan at any time; provided, however, that Shareholder approval is required for any amendment that (i) increases the number of shares available for Awards under the Stock Plan (other than to reflect a change in the Company’s capital structure), (ii) results in the repricing of any option or SAR or (iii) is otherwise required by applicable law or regulation. Unless terminated earlier, the Stock Plan will terminate automatically on the 10-year anniversary of its effective date.

Certain Federal Income Tax Considerations

The following discussion is a summary of certain U.S. federal income tax considerations that may be relevant to participants in the Stock Plan. The discussion is for general informational purposes only and does not purport to address specific federal income tax considerations that may apply to a participant based on his or her particular circumstances, nor does it address state or local income tax or other tax considerations that may be relevant to a participant.

Deferred Stock. A participant realizes no taxable income and the Company is not entitled to a deduction when deferred stock is awarded. When the deferral period for the Award ends and the participant receives shares of Common Stock, the participant will realize ordinary income equal to the fair market value of the shares at that time, and the Company will be entitled to a corresponding deduction. A participant’s tax basis in shares of Common Stock received at the end of a deferral period will be equal to the fair market value of such shares when the participant receives them. Upon sale of the shares, the participant will realize short-term or long-term capital gain or loss, depending upon whether at the time of sale the shares have been held for more than one year following the end of the deferral period. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Restricted Stock. Restricted stock received pursuant to Awards will be considered subject to a substantial risk of forfeiture for federal income tax purposes. If a participant who receives such restricted stock does not make the election described below, the participant realizes no taxable income upon the receipt of restricted stock, and the Company is not entitled to a deduction at such time. When the forfeiture restrictions with respect to the restricted stock lapse, the participant will realize ordinary income equal to the fair market value of the shares at that time and the Company will be entitled to a corresponding deduction. A participant’s tax basis in restricted stock will be equal to the fair market value of such shares when the forfeiture restrictions lapse, and the participant’s holding period for the shares will begin when the forfeiture restrictions lapse. Upon sale of the shares, the participant will realize short-term or long-term gain or loss, depending upon whether at the time of sale the shares have been held for more than one year following the lapse of the restrictions. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the participant’s tax basis in the shares.

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Participants receiving restricted stock may make an election under Section 83(b) of the Code with respect to the shares. By making a Section 83(b) election, the participant elects to realize compensation income with respect to the shares when the shares are received rather than at the time the forfeiture restrictions lapse. The amount of such compensation income will be equal to the fair market value of the shares when the participant receives them (valued without taking the restrictions into account), and the Company will be entitled to a corresponding deduction at that time. By making a Section 83(b) election, the participant will realize no additional compensation income with respect to the shares when the forfeiture restrictions lapse and will instead recognize gain or loss with respect to the shares when they are sold. The participant’s tax basis in the shares with respect to which a Section 83(b) election is made will be equal to the fair market value of such shares when received by the participant, and the participant’s holding period for such shares begins at that time. If, however, the shares are subsequently forfeited to the Company, the participant will not be entitled to claim a loss with respect to the shares to the extent of the income realized by the participant upon the making of the Section 83(b) election. To make a Section 83(b) election, a participant must file an appropriate form of election with the Internal Revenue Service and with the Company, each within 30 days after shares of restricted stock are received.

Unrestricted Stock. Unrestricted stock received pursuant to Awards will be taxable as ordinary income equal to the fair market value of the shares at that time and the Company will be entitled to a corresponding deduction. Upon sale of the shares, the participant will realize short-term or long-term gain or loss, depending upon whether at the time of sale the shares have been held for more than one year following the lapse of the restrictions. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the participant’s tax basis in the shares.

Non-Qualified Options. A participant realizes no taxable income and the Company is not entitled to a deduction when a non-qualified option is granted. Upon exercise of a non-qualified option, a participant will realize ordinary income equal to the excess of the fair market value of the shares received over the exercise price of the non-qualified option, and the Company will be entitled to a corresponding deduction. A participant’s tax basis in the shares of Common Stock received upon exercise of a non-qualified option will be equal to the fair market value of such shares on the exercise date, and the participant’s holding period for such shares will begin at that time. Upon sale of the shares of Common Stock received upon exercise of a non-qualified option, the participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares and the participant’s tax basis in such shares.

Under the Stock Plan, payment of the exercise price with respect to non-qualified options may, with the consent of the Plan Committee, be made in whole or in part with shares of Common Stock or restricted stock held by the participant. Payment in Common Stock or restricted stock will be treated as a tax-free exchange of the shares surrendered for an equivalent number of shares of Common Stock received, and the equivalent number of shares received will have a tax basis equal to the tax basis of the surrendered shares. In the case of payment in restricted stock, however, the equivalent number of shares of Common Stock received shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the restricted stock surrendered. The fair market value of shares of Common Stock received in excess of the number of shares surrendered will be treated as ordinary income, and such shares have a tax basis equal to their fair market value on the date of the exercise of the non-qualified option.

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Incentive Stock Options. A participant realizes no taxable income and the Company is not entitled to a deduction when an incentive stock option is granted or exercised. Provided the participant meets the applicable holding period requirements for the shares received upon exercise of an incentive stock option (two years from the date of grant and one year from the date of exercise), gain or loss realized by a participant upon sale of the shares received upon exercise will be a long-term capital gain or loss, and the Company will not be entitled to a deduction. If, however, the participant disposes of the shares before meeting the applicable holding period requirements (a “disqualifying disposition”), the participant will realize ordinary income at that time equal to the excess of the fair market value of the shares on the exercise date over the exercise price of the incentive stock option. Any amount realized upon a disqualifying disposition in excess of the fair market value of the shares on the exercise date of the incentive stock option will be treated as capital gain and will be treated as long-term capital gain if the shares have been held for more than one year. If the sales price is less than the sum of the exercise price of the incentive stock option and the amount included in ordinary income due to the disqualifying disposition, this amount will be treated as a short-term or long-term capital loss, depending upon whether the shares have been held for more than one year.

Under the Stock Plan, payment of the exercise price with respect to incentive stock options may, with the consent of the Plan Committee, be made in whole or in part with shares of Common Stock or restricted stock held by the participant. Such an exercise will be treated as a tax-free exchange of the shares of Common Stock or restricted stock surrendered (assuming the surrender of the previously-owned shares does not constitute a disqualifying disposition of those shares) for an equivalent number of shares of Common Stock received, and the equivalent number of shares received will have a tax basis equal to the tax basis of the surrendered shares. In the case of payment in restricted stock, however, the equivalent number of shares of Common Stock received shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the restricted stock surrendered. Shares of Common Stock received in excess of the number of shares surrendered will have a tax basis of zero.

SARs. A participant realizes no taxable income and the Company is not entitled to a deduction when an SAR is granted. Upon exercising an SAR, a participant will realize ordinary income in an amount equal to the cash or the fair market value of the shares received minus any amount paid for the shares, and the Company will be entitled to a corresponding deduction. A participant’s tax basis in the shares of Common Stock received upon exercise of an SAR will be equal to the fair market value of such shares on the exercise date, and the participant’s holding period for such shares will begin at that time.

Upon sale of the shares of Common Stock received upon exercise of an SAR, the participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares and the participant’s tax basis in such shares.

Withholding. The Company is entitled to deduct from the payment of any Award (whether made in shares of Common Stock or in cash) all applicable income and employment taxes required by federal, state, local or foreign law to be withheld or may require the participant to pay such withholding taxes to the Company as a condition of receiving payment of the Award. Participants who are subject to Section 16 of the Securities Exchange Act of 1934 may, and the Plan Committee may allow other participants to, satisfy his or her withholding obligations by directing the Company to retain the number of shares necessary to satisfy the withholding obligation or by delivering shares held by the participant to the Company in an amount necessary to satisfy the withholding obligation.

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New Plan Benefits

The benefits that will be awarded or paid under the Stock Plan are not currently determinable. Awards granted under the Stock Plan are within the discretion of the Plan Committee, and the Plan Committee has not determined future Awards or who might receive them.

Equity Compensation Plan Information

The following table provides information as of December 31, 2021 with respect to shares of the Company’s Common Stock that may be issued under its equity compensation plans:

Plan category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders (1)	220,669 (2)	N/A	2,902,113 (3)
Equity compensation plans not approved by security holders	0	N/A	0
Total	220,669	N/A	2,902,113

(1)   Includes 2013 Stock-Based Incentive Compensation Plan, the Company’s Employee Stock Purchase Plan and the Stock Compensation Plan for Non-Employee Directors.

(2)   These are shares of deferred stock awarded under the 2013 Stock-Based Incentive Compensation Plan, which are subject to time-based vesting and may be issued up to five years from their grant date.

(3)   Includes 2,156,008, 707,490 and 38,615 shares available for issuance at December 31, 2021 under the 2013 Stock-Based Incentive Compensation Plan, the Company’s Employee Stock Purchase Plan and the Stock Compensation Plan for Non-Employee Directors, respectively. As of March 8, 2022, 1,904,674, 707,490 and 34,583 shares remained available for issuance under the 2013 Stock-Based Incentive Compensation Plan, the Company’s Employee Stock Purchase Plan and the Stock Compensation Plan for Non-Employee Directors, respectively.

The Board of Directors Recommends a Vote FOR the

Adoption of the 2022 Stock-Based Incentive Compensation Plan.

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PROPOSAL 5: CONSIDERATION OF SHAREHOLDER PROPOSAL REGARDING SPECIAL MEETING RIGHTS

The Company has been advised that John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, who has indicated that he holds at least 100 shares of stock in the Company, intends to present the following proposal at the Annual Meeting. The Company is not responsible for the contents of this proposal. If the following proposal is properly presented at the Annual Meeting, the Board of Directors recommends a vote FOR the proposal.

__________________________________________________________________________________________

Proposal 5 – Shareholder Right to Call for a Special Shareholder Meeting

Shareholders ask our board to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 25% of our outstanding common stock the power to call a special shareholder meeting. Or the most shareholder favorable percentage to shareholders allowed under Pennsylvania law.

One of the main purposes of this proposal is to give shareholders the right to formally participate in calling for a special shareholder meeting regardless of their length of stock ownership to the fullest extent possible.

This proposal is especially important to Crown shareholders because under Pennsylvania law we forever have no right to act by written consent. Many companies outside of Pennsylvania give shareholders the right to call a special meeting and the right to act by written consent. And many companies provide that 10% of shareholders can call for a special shareholder meeting.

Written consent is an important shareholder right. For instance Conagra shareholders gave 85%-support to a 2021 proposal for shareholders to have the right to act by written consent. To help make up for our total loss of such a important right we need a right for shareholders to call for a special shareholder meeting.

It is also important to have a shareholder right to call a special meeting to bring new ideas to management because Crown is free to abolish an independent Board Chairman at any time. Thus we need to prepare for the future when we may have long periods of time with no independent Board Chairman to bring new ideas to the company

Special meetings allow shareholders to vote on important matters, such as electing new directors with special expertise or independence that may be lacking in our current or future directors as was the case with the 3 new Exxon directors elected by the Engine No. 1 hedge fund in 2021.

Our management is best served by providing the means for 25% of shareholders, who have special expertise, to bring emerging opportunities or solutions to problems to the attention of management and all shareholders.

A shareholder right to call for a special shareholder meeting can make shareholder engagement meaningful. If management is in sincere in its shareholder engagement, a right for shareholders to call for a special meeting can make management think twice about its insincerity.

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It is important to remember that management can abruptly discontinue any shareholder engagement program if it fails to give mostly cheerleading support to management. A shareholder right to call for a special shareholder meeting will help curb such a management tendency.

Please vote yes:

Shareholder Right to Call for a Special Shareholder Meeting - Proposal 5

THE COMPANY’S RESPONSE TO PROPOSAL 5:

The Board recommends that you vote “FOR” this proposal, and if the proposal is presented your proxy will be voted for this proposal unless you specify otherwise.

The Board of Directors Recommends a Vote FOR the Shareholder Proposal.

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OTHER MATTERS

The Board of Directors knows of no other matter that may be presented for Shareholder action at the Annual Meeting, but if other matters do properly come before the Annual Meeting, or if any of the persons named above to serve as Directors are unable or decline to serve, it is intended that the persons named in the Proxy or their substitutes will vote on such matters and for other nominees in accordance with their best judgment.

ADAM J. DICKSTEIN
Corporate Secretary

Yardley, Pennsylvania 19067
March 21, 2022

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CROWN HOLDINGS, INC.

2022 STOCK-BASED

INCENTIVE COMPENSATION PLAN

CROWN HOLDINGS, INC.

2022 STOCK-BASED

INCENTIVE COMPENSATION PLAN

1. Purpose of the Plan

The purpose of the Plan is to assist the Company, its Subsidiaries and Affiliates in attracting and retaining valued Employees and Non-Employee Directors by offering them a greater stake in the Company’s success and a closer identity with it, and to encourage ownership of the Company’s stock by such Employees and Non-Employee Directors.

2. Definitions

As used herein, the following definitions shall apply:

2.1. “Affiliate” means any entity other than the Subsidiaries in which the Company has a substantial direct or indirect equity interest, as determined by the Board.

2.2. “Annual Stock Award for Non-Employee Directors” means the aggregate amount of unrestricted Common Stock each Non-Employee Director is entitled to receive for a calendar year under Section 8 of the Plan.

2.3. “Award” means a grant of Deferred Stock, Restricted Stock, Unrestricted Stock, Options or SARs under the Plan.

2.4. “Award Agreement” means the written agreement, instrument or document evidencing an Award.

2.5. “Board” means the Board of Directors of the Company.

2.6. “Change in Control” means any of the following events:

(a) a “person” (as such term in used in Sections 13(d) and 14(d) of the 1934 Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13D-3 under the 1934 Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities; or

(b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Section 2.6(a), Section 2.6(c) or Section 2.6(d) hereof) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously approved, cease for any reason to constitute a majority thereof; or

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(c) the Company merges or consolidates with any other corporation, other than in a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least seventy-five percent (75%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(d) the complete liquidation of the Company or the sale or other disposition of all or substantially all of the Company’s assets.

(e) Notwithstanding anything in the Plan or an Award Agreement to the contrary, if an Award is subject to Section 409A of the Code, no event that, but for this Section 2.6(e), would be a Change in Control as defined in the Plan or the Award Agreement, as applicable, shall be a Change in Control unless such event is also a “change in control event” as defined in Section 409A of the Code.

2.7. “Code” means the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder. A reference to any provision of the Code or the Treasury regulations promulgated thereunder shall include reference to any successor provision of the Code or the Treasury regulations.

2.8. “Common Stock” means the common stock of the Company, par value $5.00 per share, or such other class or kind of shares or other securities resulting from the application of Section 12.1.

2.9. “Company” means Crown Holdings, Inc., a Pennsylvania corporation, or any successor corporation.

2.10. “Committee” means the committee designated by the Board to administer the Plan under Section 4. The Committee shall have at least two members and each member of the Committee shall be a Non-Employee Director and an “independent director” within the meaning of Section 303A of the New York Stock Exchange’s Listed Company Manual.

2.11. “Deferred Stock” means Common Stock to be delivered at the end of a Deferral Period and awarded by the Committee under Section 6 of the Plan.

2.12. “Deferral Period” means the period during which the receipt of a Deferred Stock Award under Section 6 of the Plan will be deferred.

2.13. “Employee” means an individual, including an officer or director, who is employed by the Company, a Subsidiary or an Affiliate.

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2.14. “Fair Market Value” means the fair market value of Common Stock determined by such methods or procedures as shall be established from time to time by the Committee in good faith and in accordance with applicable law. Unless otherwise determined by the Committee, the Fair Market Value of Common Stock shall mean, on any given date, the closing price of a share of Common Stock on the principal national securities exchange on which the Common Stock is listed on such date or, if Common Stock was not traded on such date, on the last preceding day on which the Common Stock was traded.

2.15. “Incentive Stock Option” means an Option or a portion thereof intended to meet the requirements of an incentive stock option as defined in Section 422 of the Code and designated as an Incentive Stock Option in the applicable Award Agreement.

2.16. “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder. A reference to any provision of the 1934 Act or rule promulgated under the 1934 Act shall include reference to any successor provision or rule.

2.17. “Non-Employee Director” means a member of the Board who meets the definition of a “non-employee director” under Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the 1934 Act who is not an employee of the Company, any Subsidiary, or any Affiliate.

2.18. “Non-Qualified Option” means an Option or a portion thereof not intended to be an Incentive Stock Option and designated as a Non-Qualified Option in the applicable Award Agreement.

2.19. “Option” means a right to purchase a specified number of shares of Common Stock at a specified price awarded by the Committee under Section 9 of the Plan.

2.20. “Participant” means any Employee or Non-Employee Director who receives an Award.

2.21. “Performance Goal” means a goal that must be met by the end of a period specified by the Committee (but that is substantially uncertain of being met before the grant of the Award) based upon: (i) the price of Common Stock, (ii) the market share of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (iii) sales by the Company, its Subsidiaries or Affiliates (or any business unit thereof), (iv) earnings per share of Common Stock, (v) return on shareholder equity of the Company, (vi) costs of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (vii) cash flow of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (viii) return on total assets of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (ix) return on invested capital of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (x) return on net assets of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (xi) operating income of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (xii) net income of the Company, its Subsidiaries or Affiliates (or any business unit thereof) or (xiii) any other financial or other measurement deemed appropriate by the Committee, as it relates to the results of operations or other measurable progress of the Company, its Subsidiaries or Affiliates (or any business unit thereof), in all cases, whether measured absolutely or relative to an index or peer group. The Committee shall have discretion to determine the specific targets with respect to each of these categories of Performance Goals. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Goals unsuitable, the Committee may modify such Performance Goals or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

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2.22. “Plan” means the Crown Holdings, Inc. 2022 Stock-Based Incentive Compensation Plan herein set forth, as amended from time to time.

2.23. “Prior Plans” means, collectively, the following plans of the Company: The Crown Holdings, Inc. 2013 Stock-Based Incentive Compensation Plan, as amended, and the Crown Holdings, Inc. Stock Compensation Plan for Non-Employee Directors.

2.24. “Prior Plan Award” means an “Award” as defined in any of the Prior Plans.

2.25. “Restricted Stock” means Common Stock awarded by the Committee under Section 7 of the Plan.

2.26. “Restriction Period” means the period during which Restricted Stock awarded under Section 7 of the Plan is subject to forfeiture.

2.27. “SAR” means a stock appreciation right awarded by the Committee under Section 10 of the Plan.

2.28. “Subsidiary” means any corporation (other than the Company), partnership, joint venture or other business entity of which 50% or more of the outstanding voting power is beneficially owned, directly or indirectly, by the Company.

2.29. “Ten Percent Shareholder” means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary.

2.30. “Unrestricted Stock” means Common Stock awarded to a Non-Employee Director under Section 8 of the Plan.

3. Eligibility

Any Employee or Non-Employee Director is eligible to receive an Award.

4. Administration and Implementation of Plan

4.1. The Plan shall be administered by the Committee. Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, Affiliates, their Employees, any Non-Employee Directors, Participants, persons claiming rights from or through Participants and stockholders of the Company.

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4.2. Subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion (a) to select the Employees and Non-Employee Directors who will receive Awards pursuant to the Plan, (b) to determine the type or types of Awards to be granted to each Participant, (c) to determine the number of shares of Common Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, restrictions as to vesting, transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, and waivers of or modifications to performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award; (d) to determine whether, to what extent, and under what circumstances an Award may be canceled, forfeited, or surrendered; (e) to determine whether, and to certify that, Performance Goals to which the settlement of an Award is subject are satisfied; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan, and to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (g) to construe and interpret the Plan and to make all other determinations as it may deem necessary or advisable for the administration of the Plan.

4.3. The Committee’s powers shall also include responsibility to determine the effect, if any, of a Change in Control of the Company upon outstanding Awards. Upon a Change in Control, the Committee may, at its discretion, (i) fully vest any or all Awards made under the Plan, (ii) determine whether all applicable Performance Goals have been achieved and the applicable level of performance, (iii) cancel any outstanding Awards in exchange for a cash payment of an amount (including zero) equal to the difference between the then Fair Market Value of the Award less the option or base price of the Award, (iv) after having given the Participant a reasonable chance to exercise any vested outstanding Options or SARs, terminate any or all of the Participant’s unexercised Options or SARs, (v) where the Company is not the surviving corporation, cause the surviving corporation to assume all outstanding Awards or replace all outstanding Awards with comparable awards or (vi) take such other action as the Committee shall determine to be appropriate.

4.4. The Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of the Participant’s termination of employment with the Company or any Subsidiary or Affiliate; provided, however, that the Committee shall retain full power to accelerate or waive any such term or condition as it may have previously imposed, including, without limitation, any minimum vesting period. All Awards shall be evidenced by an Award Agreement. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such Performance Goals as may be specified by the Committee.

4.5. To the extent permitted by applicable law, the Committee may delegate some or all of its authority with respect to the Plan and Awards to any executive officer of the Company or any other person or persons designated by the Committee, in each case, acting individually or as a committee, provided that the Committee may not delegate its authority hereunder to make awards to Employees who are (i) “officers” as defined in Rule 16a-1(f) under the 1934 Act, (ii) “covered employees” within the meaning of Section 162(m) of the Code or (iii) officers or other Employees who are delegated authority by the Committee pursuant to this Section 4.5. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. The Committee may at any time rescind the authority delegated to any person pursuant to this Section 4.5. Any action undertaken by any such person or persons in accordance with the Committee’s delegation of authority pursuant to this Section 4.5 shall have the same force and effect as if undertaken directly by the Committee.

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5. Shares of Stock Subject to the Plan

5.1. Subject to adjustment as provided in Section 12.1, the total number of shares of Common Stock available for Awards and Prior Plan Awards under the Plan shall be 2,750,000 plus the number of shares that were authorized but unissued under any of the Prior Plans as of the effective date hereof, as set forth in Section 24. Upon the effective date hereof, as set forth in Section 24, no additional Prior Plan Awards shall be made under the Prior Plans, and the Prior Plans shall be deemed to have terminated, except to the extent necessary to settle any outstanding Prior Plan Awards thereunder.

5.2. Subject to adjustment as provided in Section 12.1, (i) the maximum number of shares of Common Stock available for Awards that are intended to be Incentive Stock Options shall not exceed 2,750,000 and (ii) the maximum number of shares of Common Stock available for Awards that may be granted to any individual Employee or Non-Employee Director shall not exceed 500,000 during any calendar year (the “Individual Limit”).

5.3. If any shares subject to an Award or Prior Plan Award are forfeited or such Award or Prior Plan Award otherwise terminates, any shares counted against the number of shares available for issuance pursuant to the Plan or any of the Prior Plans with respect to such Award or Prior Plan Award shall, to the extent of any such forfeiture or termination, again be available for Awards under the Plan; provided, however, that the Committee may adopt procedures for the counting of shares relating to any Award to ensure appropriate counting, avoid double counting, and provide for adjustments in any case in which the number of shares actually distributed differs from the number of shares previously counted in connection with such Award. SARs to be settled in shares of Common Stock shall be counted in full against the number of shares available for award under the Plan, regardless of the number of shares of Common Stock issued upon settlement of the SAR. If any shares subject to an Award or Prior Plan Award are retained or reacquired by the Company in payment of an exercise price or satisfaction of a withholding or other tax obligation in connection with any Award or Prior Plan Award, such shares shall not be made available for future Awards under the Plan.

5.4. Any shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. Any shares issued by the Company through the assumption or substitution of outstanding grants in connection with the acquisition of another entity shall not reduce the maximum number of shares available for delivery under the Plan.

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6. Deferred Stock

An Award of Deferred Stock is an agreement by the Company to deliver to the Participant a specified number of shares of Common Stock at the end of a specified Deferral Period or Periods. Such an Award shall be subject to the following terms and conditions:

6.1. Upon the Award of Deferred Stock, the Committee shall direct that the number of shares subject to such Award be credited to the Participant’s account on the books of the Company but that issuance and delivery of the same shall be deferred until the date or dates provided in the Award Agreement. Prior to issuance and delivery of the Deferred Stock, the Participant shall have no rights as a stockholder with respect to any shares of Deferred Stock credited to the Participant’s account, except as provided in Section 11.1.

6.2. The Deferral Period may consist of one or more installments. Provided that the Deferred Stock has not been previously forfeited, at the end of the Deferral Period or any installment thereof the shares of Deferred Stock applicable to such installment, shall be issued and delivered to the Participant (or, where appropriate, the Participant’s legal representative) in accordance with the terms of the Award Agreement. Subject to the Committee’s authority under Sections 4.3 and 4.4 to accelerate the vesting of Awards, the Deferral Period with respect to Deferred Stock shall commence on the date of grant and end no earlier than three years following the date of grant; provided that the Deferral Period may end for up to one-third of the shares of Deferred Stock on each anniversary of the date of grant; further provided that the Deferral Period for Deferred Stock that vests based on the achievement of specified Performance Goals shall end no earlier than one year following the date of grant.

7. Restricted Stock

An Award of Restricted Stock is a grant by the Company of a specified number of shares of Common Stock to the Participant, which shares are subject to forfeiture upon the happening of specified events. Such an Award shall be subject to the following terms and conditions:

7.1. Upon the Award of Restricted Stock, the Committee may direct the number of shares of Common Stock subject to such Award be issued to the Participant or placed in a restricted stock account (including an electronic account) with the transfer agent and in either case designating the Participant as the registered owner. The certificate(s), if any, representing such shares shall be physically or electronically legended, as applicable, as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and, if issued to the Participant, returned to the Company to be held in escrow during the Restriction Period. In all cases, the Participant shall sign a stock power endorsed in blank to the Company to be held in escrow during the Restriction Period.

7.2. During the Restriction Period, the Participant shall have the right to vote shares of Restricted Stock.

7.3. Provided that the Restricted Stock has not been previously forfeited, at the end of the Restriction Period the restrictions imposed under the Award Agreement shall lapse with respect to the number of shares specified thereunder, and the legend, if any, imposed hereunder shall be removed and such number of shares delivered to the Participant (or, where appropriate, the Participant’s legal representative).

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7.4. Subject to the Committee’s authority under Sections 4.3 and 4.4 to accelerate the vesting of Awards, the Restriction Period with respect to Restricted Stock shall commence on the date of grant and end no earlier than three years following the date of grant; provided that the Restriction Period may end for up to one-third of the shares of Restricted Stock on each anniversary of the date of grant; further provided that the Restriction Period for Restricted Stock that vests based on the achievement of specified Performance Goals shall end no earlier than one year following the date of grant.

8. Annual Unrestricted Stock Awards for Non-Employee Directors

8.1. For each calendar quarter (commencing with the calendar quarter in which the effective date occurs), each Non-Employee Director shall be awarded unrestricted Common Stock equal to 25% of the value of the Annual Stock Award for Non-Employee Directors. Each such award shall be made following the end of such calendar quarter and the number of shares of Common Stock awarded shall be determined pursuant to administrative procedures adopted by the Board from time to time.

8.2. On an annual basis, the Board, in its sole discretion, shall determine the amount of the Annual Stock Award for Non-Employee Directors (which shall be the same for all Non-Employee Directors). The Annual Stock Award may be valued up to $500,000 annually.

8.3. The right of any Non-Employee Director to the payment of any benefit under this Section 8 shall not be assigned, transferred, pledged or encumbered.

9. Options

Options give a Participant the right to purchase a specified number of shares of Common Stock from the Company for a specified time period at a fixed price. Options may be either Incentive Stock Options or Non-Qualified Stock Options. The grant of Options shall be subject to the following terms and conditions:

9.1. Option Price: The price per share at which Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date of grant (or 110% of such Fair Market Value in the case of an Incentive Stock Option granted to a Ten Percent Shareholder), unless the Option was granted through the assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or any Subsidiary or Affiliate or with which the Company or any Subsidiary or Affiliate combines.

9.2. Term of Options: The term of an Option shall in no event be greater than ten years (five years in the case of an Incentive Stock Option granted to a Ten Percent Shareholder).

9.3. Incentive Stock Options: Each provision of the Plan and each Award Agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in Section 422 of the Code, and any provisions of an Award Agreement that cannot be so construed shall be disregarded. In no event may a Participant be granted an Incentive Stock Option which does not comply with the grant and vesting limitations prescribed by Section 422(b) of the Code. Incentive Stock Options may not be granted to Non-Employee Directors or Employees of Affiliates.

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9.4. Payment of Option Price: The option price of the shares of Common Stock received upon the exercise of an Option shall be paid within three days of the date of exercise: (i) in cash, or (ii) with the proceeds received from a broker-dealer whom the Participant has authorized to sell all or a portion of the Common Stock covered by the Option, or (iii) with the consent of the Committee, in whole or in part in Common Stock held by the Participant and valued at Fair Market Value on the date of exercise. With the consent of the Committee, payment upon the exercise of a Non-Qualified Option may be made in whole or in part by Restricted Stock held by the Participant and valued at Fair Market Value on the date the Option is exercised. In such case, the Common Stock to which the Option relates shall be subject to the same forfeiture restrictions originally imposed on the Restricted Stock exchanged therefor. An Option may be exercised only for a whole number of shares of Common Stock.

9.5. Minimum Vesting Period for Options: Subject to the Committee’s authority under Sections 4.3 and 4.4 to accelerate the vesting of Awards, the minimum vesting period for an Option shall be three years from the date of grant; provided that an Option may vest and become exercisable for up to one-third of the shares of Common Stock underlying the Option on each anniversary of the date of grant; further provided that an Option that vests based on the achievement of specified Performance Goals may vest and become exercisable for the shares of Common Stock underlying the Option at any time on or after the first anniversary of the date of grant.

10. Stock Appreciation Rights

SARs give the Participant the right to receive, upon exercise of the SAR, the excess of (i) the Fair Market Value of one share of Common Stock on the date of exercise over (ii) the grant price of the SAR as determined by the Committee, but which may never be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant. The grant of SARs shall be subject to the following terms and conditions:

10.1. The term of a SAR shall in no event be greater than ten years.

10.2. The Committee shall determine the time or times at which a SAR may be exercised in whole or in part, the method of exercise, the method of settlement, form of consideration payable in settlement, method by which Common Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR.

10.3. Subject to the Committee’s authority under Sections 4.3 and 4.4 to accelerate the vesting of Awards, the minimum vesting period for a SAR shall be three years from the date of grant; provided that a SAR may vest and become exercisable for up to one-third of the shares of Common Stock underlying the SAR on each anniversary of the date of grant; further provided that a SAR that vests based on the achievement of specified Performance Goals may vest and become exercisable for the shares of Common Stock underlying the SAR at any time on or after the first anniversary of the date of grant.

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11. Dividends and Dividend Equivalents

11.1. Dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares of Common Stock subject to an Award, as determined by the Committee and contained in the applicable Award Agreement; provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested under the terms of such Award Agreement, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of such Award Agreement (including, but not limited to, any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to the Company on the date, if any, such shares are forfeited to the Company due to a failure to meet any vesting conditions under the terms of such Award Agreement.

12. Adjustments upon Changes in Capitalization

12.1. In order to prevent dilution or enlargement of the rights of Participants under the Plan as a result of any stock dividend, recapitalization, forward stock split or reverse stock split, reorganization, division, merger, consolidation, spin-off, combination, repurchase or share exchange, extraordinary or unusual cash distribution or other similar corporate transaction or event that affects the Common Stock, the Committee shall adjust (i) the number and kind of shares of Common Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Common Stock issuable in respect of outstanding Awards, (iii) the aggregate number and kind of shares of Common Stock available under the Plan, and (iv) the exercise or grant price relating to any Award. Any such adjustment shall be made in an equitable manner which reflects the effect of such transaction or event. It is provided, however, that in the case of any such transaction or event, the Committee may make any additional adjustments to the items in (i) through (iv) above which it deems appropriate in the circumstances, or make provision for a cash payment with respect to any outstanding Award; and it is provided, further, that no adjustment shall be made under this Section 12.1 that would cause the Plan to violate Section 422 of the Code with respect to Incentive Stock Options.

12.2. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards, including any Performance Goals, in recognition of unusual or nonrecurring events (including, without limitation, events described in Section 12.1) affecting the Company, any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles.

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13. Termination and Amendment

13.1. The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of the Company’s stockholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company’s stockholders if (i) such action would increase the number of shares subject to the Plan, (ii) such action results in the repricing, replacement or repurchase of any Option, SAR or other Award, or (iii) such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted, in each case, except as provided in Section 12.1; provided, however, that without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted and any Award Agreement relating thereto, except as the Committee determines in its sole discretion to be necessary or advisable to comply with Section 409A of the Code or an exemption therefrom. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Award may materially and adversely affect the rights of such Participant under such Award, except as the Committee determines in its sole discretion to be necessary or advisable to comply with Section 409A of the Code or an exemption therefrom.

13.2. The foregoing notwithstanding, any Performance Goal or other performance condition specified in connection with an Award shall not be deemed a fixed contractual term, but shall remain subject to adjustment by the Committee, in its discretion at any time in view of the Committee’s assessment of the Company’s strategy, performance of comparable companies, and other circumstances.

14. No Right to Award, Employment or Service

Neither the Plan nor any action taken hereunder shall be construed as giving any Employee any right to be retained in the employ of the Company, any Subsidiary or Affiliate, nor shall be deemed to create any obligation on behalf of the Board to nominate any Non-Employee Director for re-election to the Board by the Company’s shareholders. For purposes of this Plan, transfer of employment between the Company and its Subsidiaries and Affiliates shall not be deemed a termination of employment.

15. Taxes

The Company, any Subsidiary or Affiliate is authorized to withhold from any payment relating to an Award under the Plan, including from a distribution of Common Stock or any payroll or other payment to a Participant amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, the Subsidiary or Affiliate and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award.  This authority shall include authority to withhold or receive Common Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations.  Withholding of taxes in the form of shares of Common Stock shall not occur at a rate that exceeds the maximum required individual statutory tax withholding rate in a Participant’s applicable tax jurisdiction.  Participants who are subject to the reporting requirements of Section 16 of the 1934 Act may elect to pay all or a portion of any withholding or other taxes due in connection with an Award by directing the Company to withhold shares of Common Stock that would otherwise be received in connection with such Award.

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16. Limits on Transferability; Beneficiaries

No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participant to, any party, other than the Company, any Subsidiary or Affiliate, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative.

Notwithstanding the foregoing, the Committee may, in its discretion, provide that Awards or other rights or interests of a Participant granted pursuant to the Plan (other than an Incentive Stock Option) be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

17. No Rights to Awards; No Stockholder Rights

No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Common Stock is duly issued or transferred to the Participant in accordance with the terms of the Award.

18. Foreign Nationals.

Without amending the Plan, Awards may be granted to Employees who are foreign nationals or employed outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purpose of the Plan.

19. Securities Law Requirements

19.1. No Award granted hereunder shall be exercisable if the Company shall at any time determine that (a) the listing upon any securities exchange, registration or qualification under any state or federal law of any Common Stock otherwise deliverable upon such exercise, or (b) the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities, is necessary or appropriate in connection with such exercise. In any of the events referred to in clause (a) or clause (b) above, the exercisability of such Awards shall be suspended and shall not be effective unless and until such withholding, listing, registration, qualifications or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion, notwithstanding any termination of any Award or any portion of any Award during the period when exercisability has been suspended.

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19.2. The Committee may require, as a condition to the right to exercise any Award that the Company receive from the Participant, at the time any such Award is exercised, vests or any applicable restrictions lapse, representations, warranties and agreements to the effect that the shares are being purchased or acquired by the Participant for investment only and without any present intention to sell or otherwise distribute such shares and that the Participant will not dispose of such shares in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act of 1933, as then amended, and the rules and regulations thereunder. The certificates issued to evidence such shares shall bear appropriate legends summarizing such restrictions on the disposition thereof.

20. Recoupment

Notwithstanding any provision of the Plan or any Award to the contrary, with respect to any Award (or portion thereof) that is based upon a Performance Goal, if the Company is subsequently required to restate its financial statements resulting in the Company’s financial results being reduced such that the Award (or any portion thereof) would not have been awarded (or would have been awarded with respect to a smaller number of shares of Common Stock), the Committee may reduce such Award if it determines, in its sole discretion, that the Participant engaged in intentional misconduct or fraud that resulted in such restatement. In such event, the Participant’s Award may be reduced to the amount, if any, that would have been earned on the basis of the revised financial statements, as determined by the Committee in its sole discretion and the Company shall be entitled to seek recoupment from the Participant (in payment of cash or delivery of an amount of shares of Common Stock) for the amount of any excess, as the Committee deems appropriate under the circumstances. As a condition to participation in the Plan, each Participant shall agree that his or her Award (or a portion thereof) may be reduced or recouped pursuant to this Section 20.

21. Termination

Unless the Plan previously shall have been terminated, the Plan shall terminate on the 10-year anniversary of the effective date, and no Awards under the Plan shall thereafter be granted.

22. Fractional Shares

The Company will not be required to issue any fractional shares of Common Stock pursuant to the Plan. The Committee may provide for the elimination of fractions and for the settlement of fractions in cash.

23. Governing Law

To the extent that Federal laws do not otherwise control, the validity and construction of the Plan and any Award Agreement entered into thereunder shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, but without giving effect to the choice of law principles thereof.

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24. Effective Date

The Plan shall be effective as of the date approved by the Company’s shareholders.

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Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named Proxy Holders to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET – www.proxypush.com/cck Use the Internet to vote your proxy until 11:59 p.m. (ET) on April 27, 2022.
PHONE – 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 11:59 p.m. (ET) on April 27, 2022.
MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.
Voting your Proxy by Internet or Telephone
•	Please have your Proxy Card and control number available.
•	You do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,
SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The Board of Directors Recommends a Vote FOR the Election of all Nominees.

1.	Election of	01	Timothy J. Donahue	05	James H. Miller	08	Caesar F. Sweitzer	□	Vote FOR	□	WITHHOLD Vote
	directors:	02	Richard H. Fearon	06	Josef M. Müller	09	Marsha C. Williams		all nominees		from all nominees
		03	Andrea J. Funk	07	B. Craig Owens	10	Dwayne A. Wilson		(except as marked)
		04	Stephen J. Hagge

Instructions: To withhold authority to vote for any indicated nominee(s), write the number(s) of the nominee(s) in the box provided to the right.

The Board of Directors Recommends a Vote FOR Items 2 through 5.
2.	Ratification of the appointment of independent auditors for the fiscal year ending December 31, 2022.	□	For	□	Against	□	Abstain
3.	Approval by advisory vote of the resolution on executive compensation as described in the Proxy Statement.	□	For	□	Against	□	Abstain
4.	Adoption of the 2022 Stock-Based Incentive Compensation Plan.	□	For	□	Against	□	Abstain
5.	Consideration of a Shareholder’s proposal requesting the Board of Directors to adopt shareholder special meeting rights.	□	For	□	Against	□	Abstain

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1 THROUGH 5.
Date
Address Change? Mark box, sign and indicate changes below: □

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

CROWN HOLDINGS, INC.

The 2022 Annual Meeting of Shareholders will be held

on April 28, 2022 at 9:30 a.m. at:

Crown Holdings, Inc.

770 Township Line Road

Yardley, Pennsylvania

Copies of the following materials are available at

www.crowncork.com/investors/proxy-online

• the Proxy Statement relating to the Annual Meeting of Shareholders
• this Proxy Card
• the Annual Report to Shareholders

Crown Holdings, Inc. 770 Township Line Road Yardley, Pennsylvania 19067	PROXY

Proxy for Annual Meeting of Shareholders to be held on April 28, 2022

This Proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints Timothy J. Donahue, Kevin C. Clothier and Adam J. Dickstein as Proxy Holders, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of stock of Crown Holdings, Inc. held of record by the undersigned on March 8, 2022 at the Annual Meeting of Shareholders to be held at 770 Township Line Road, Yardley, Pennsylvania on April 28, 2022 at 9:30 a.m., or any adjournments thereof, for the items shown on the reverse side and, in the discretion of the Proxy Holders, on any other matter that may properly come before the meeting or any adjournments thereof.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxy Holders cannot vote your shares unless you sign and return this card or you elect to vote your shares electronically by telephone or via the Internet.

See reverse for voting instructions.